Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 1 TO LOAN AND SERVICING AGREEMENT, dated as of December 19, 2023 (this “Amendment”), among ASIF Funding I, LLC, a Delaware limited liability company, as borrower (the “Borrower”), Ares Strategic Income Fund, as servicer (in such capacity, the “Servicer”), Société Générale, as agent (the “Agent”) and each of the Lenders party hereto (the “Lenders”).

WHEREAS, the Borrower, the Servicer, Ares Strategic Income Fund, in its capacity as equityholder, each of the Lenders from time to time party thereto, the Agent, each of the other Lender Agents party thereto, U.S. Bank Trust Company, National Association, as collateral agent and as collateral administrator, and U.S. Bank National Association, as document custodian are party to the Loan and Servicing Agreement, dated as of July 26, 2023 (as amended, supplemented, amended and restated and otherwise modified from time to time, the “Loan Agreement”);

WHEREAS, EverBank, N.A. and Raymond James Bank shall become Lenders under the Loan Agreement as of the date hereof;

WHEREAS, the Borrower, the Servicer, the Agent and the Lenders have agreed to amend the Loan Agreement in accordance with the terms and conditions set forth herein; and

WHEREAS, the Agent requests that $250,000,000 of the outstanding Revolving Loans be converted to a Term Loan pursuant to Section 2.4(c) of the Loan Agreement;

NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.1        Defined Terms. Terms used but not defined herein have the respective meanings given to such terms in the Loan Agreement.

ARTICLE II

Amendments to the Loan Agreement

SECTION 2.1      As of the date of this Amendment, (i) the Loan Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Loan Agreement attached as Appendix A hereto and (ii) the Exhibits and Schedules to the Loan Agreement are hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Exhibits and Schedules to the Loan Agreement attached as Appendix B hereto.

ARTICLE III

Conditions to Effectiveness

SECTION 3.1        This Amendment shall become effective as of the date first written above upon the satisfaction of each of the following conditions:

(a)            the execution and delivery of this Amendment by each party hereto;

(b)            the Agent’s receipt of a legal opinion of counsel for the Borrower, in form and substance reasonably satisfactory to the Agent covering such matters as the Agent may reasonably request;

(c)            the Agent’s receipt of a good standing certificate for the Borrower and the Servicer issued by the applicable office body of its jurisdiction of organization and a certified copy of the resolutions of the board of managers or directors (or similar items) of the Borrower and the Servicer approving this Amendment and the transactions contemplated hereby, certified by its secretary or assistant secretary or other authorized officer; and

(d)            payment of all fees due and owing to the Agent and each Lender on or prior to the date of this Amendment.

ARTICLE IV

Representations and Warranties

SECTION 4.1        The Borrower hereby represents and warrants to the Agent that, as of the date first written above, (i) no Event of Default or Unmatured Event of Default has occurred and is continuing and (ii) the representations and warranties of the Borrower contained in the Loan Agreement are true and correct in all material respects on and as of such day (other than any representation and warranty that is made as of a specific date).

ARTICLE V

Conversion

SECTION 5.1        The Borrower and each Revolving Lender hereby consent to the conversion of $250,000,000 of the outstanding Revolving Loans to a Term Loan pursuant to Section 2.4(c) of the Loan Agreement.

ARTICLE VI

Miscellaneous

SECTION 6.1        Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 6.2        Severability Clause. In case any provision in this Amendment shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 6.3        Ratification. Except as expressly amended and waived hereby, the Loan Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Agreement shall form a part of the Loan Agreement for all purposes and is therefore a Transaction Document.

SECTION 6.4        Entire Agreement. The only amendments being made to the Loan Agreement are those that are set forth in this Agreement; no other amendments are being made. This Agreement, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, among the parties hereto with respect to the subject matter of this Agreement. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto and the other parties hereto.

SECTION 6.5        Counterparts. The parties hereto may sign one or more copies of this Amendment in counterparts, all of which together shall constitute one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 6.6        Headings. The headings of the Articles and Sections in this Amendment are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

SECTION 6.7        Electronic Signatures. The words “execution,” “signed,” “signature,” and words of like import in this Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

ASIF FUNDING I, LLC, as Borrower

By: Ares Strategic Income Fund, its sole Manager

By:	/s/ Scott C. Lem
	Name:	Scott C. Lem
	Title:	Chief Financial Officer

[Signature Page to Amendment No. 1 to Loan and Servicing Agreement]

SOCIÉTÉ GÉNÉRALE, as Agent and as Lender

By:	/s/ Julien Thinat
	Name:	Julien Thinat
	Title:	Authorized Signatory

[Signature Page to Amendment No. 1 to Loan and Servicing Agreement]

ARES STRATEGIC INCOME FUND, as Servicer

By:	/s/ Scott C. Lem
	Name:	Scott C. Lem
	Title:	Chief Financial Officer

[Signature Page to Amendment No. 1 to Loan and Servicing Agreement]

EverBank, N.A., as Lender

By:	/s/ Martin O'Brien
	Name:	Martin O'Brien
	Title:	Director

[Signature Page to Amendment No. 1 to Loan and Servicing Agreement]

RAYMOND JAMES BANK, as Lender

By:	/s/ Mark Specht
	Name:	Mark Specht
	Title:	Senior Vice President

[Signature Page to Amendment No. 1 to Loan and Servicing Agreement]

APPENDIX A

EXECUTION ~~COPY~~VERSION

Conformed through Amendment No. 1 dated December 19, 2023

LOAN AND SERVICING AGREEMENT

dated as of July 26, 2023

among

ASIF FUNDING I, LLC,

as Borrower

ARES STRATEGIC INCOME FUND,

as Equityholder

ARES STRATEGIC INCOME FUND,

as Servicer

THE LENDERS FROM TIME TO TIME PARTIES HERETO,

SOCIÉTÉ GÉNÉRALE,

as Swingline Lender,

SOCIÉTÉ GÉNÉRALE,

as Agent

THE OTHER LENDER AGENTS PARTIES HERETO,

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Collateral Agent and Collateral Administrator

and

U.S. BANK NATIONAL ASSOCIATION,

as Document Custodian

TABLE OF CONTENTS

  Page

ARTICLE I	DEFINITIONS	1
Section 1.1	Defined Terms	1
Section 1.2	Other Definitional Provisions	~~69~~72
ARTICLE II	THE FACILITY, LENDING PROCEDURES AND NOTES	~~71~~74
Section 2.1	Loans	~~71~~74
Section 2.2	Funding of Loans	~~72~~74
Section 2.3	Notes	~~74~~76
Section 2.4	Repayment, Prepayments and Conversion	~~74~~77
Section 2.5	Permanent Reduction of Facility Amount	~~75~~78
Section 2.6	Change in Advance Rate	~~76~~79
Section 2.7	Increase in Facility Amount	~~77~~80
Section 2.8	Facility Termination Date	~~78~~80
Section 2.9	Defaulting Lender	~~78~~80
Section 2.10	Borrowing Base Deficiency	~~79~~82
Section 2.11	Refunding of Swingline Loans	82
ARTICLE III	INTEREST, ETC.	~~79~~83
Section 3.1	Interest and Daily Commitment Fee	~~79~~83
Section 3.2	Interest Distribution Dates	~~79~~83
Section 3.3	Interest Calculation	~~80~~83
Section 3.4	Computation of Interest, Fees, Etc.	~~80~~84
Section 3.5	Temporary Disruption of Term SOFR	~~80~~84
Section 3.6	Illegality	~~80~~84

-i-

Section 3.7	Breakage	~~81~~84
ARTICLE IV	PAYMENTS; TAXES	~~81~~85
Section 4.1	Making of Payments	~~81~~85
Section 4.2	Due Date Extension	~~81~~85
Section 4.3	Taxes	~~81~~85
ARTICLE V	INCREASED COSTS, ETC.	~~86~~90
Section 5.1	Increased Costs, Capital Adequacy	~~86~~90
ARTICLE VI	CONDITIONS TO LOANS	~~87~~91
Section 6.1	Effectiveness	~~87~~91
Section 6.2	Loans and Reinvestments	~~89~~93
Section 6.3	Transfer of Collateral Obligations and Permitted Investments	~~91~~95
ARTICLE VII	ADMINISTRATION AND MANAGEMENT OF COLLATERAL OBLIGATIONS	~~92~~97
Section 7.1	Retention and Termination of the Servicer	~~92~~97
Section 7.2	Resignation and Removal of the Servicer; Appointment of Successor Servicer	~~93~~97
Section 7.3	Duties of the Servicer	~~94~~98
Section 7.4	Representations and Warranties of the Servicer	~~95~~99
Section 7.5	Covenants Relating to the Servicer	~~97~~101
Section 7.6	Collateral Reporting	~~101~~105
Section 7.7	Procedural Review of Collateral Obligations; Access to Servicer and Servicer’s Records	~~101~~105
Section 7.8	Optional Sales	~~102~~106
Section 7.9	Repurchase or Substitution of Warranty Collateral Obligations	~~103~~108
Section 7.10	Lien Release Dividends	~~104~~108

-ii-

ARTICLE VIII	ACCOUNTS; PAYMENTS	~~106~~110
Section 8.1	Accounts	~~106~~110
Section 8.2	Excluded Amounts	~~108~~112
Section 8.3	Distributions, Reinvestment and Dividends	~~108~~113
Section 8.4	Fees	~~113~~117
Section 8.5	Monthly Report	~~113~~117
ARTICLE IX	REPRESENTATIONS AND WARRANTIES OF THE BORROWER	~~113~~118
Section 9.1	Organization and Good Standing	~~113~~118
Section 9.2	Due Qualification	~~114~~118
Section 9.3	Power and Authority	~~114~~118
Section 9.4	Binding Obligations	~~114~~118
Section 9.5	Security Interest	~~114~~118
Section 9.6	No Violation	~~115~~119
Section 9.7	No Proceedings	~~115~~120
Section 9.8	No Consents	~~116~~120
Section 9.9	Solvency	~~116~~120
Section 9.10	Compliance with Laws	~~116~~120
Section 9.11	Taxes	~~116~~120
Section 9.12	Monthly Report	~~116~~121
Section 9.13	No Liens, Etc.	~~116~~121
Section 9.14	Information True and Correct	~~117~~121
Section 9.15	No Sovereignty	~~117~~121
Section 9.16	Collateral	~~117~~122
Section 9.17	Selection Procedures	~~117~~122

-iii-

Section 9.18	Indebtedness	~~117~~122
Section 9.19	No Injunctions	~~118~~122
Section 9.20	No Subsidiaries	~~118~~122
Section 9.21	ERISA Compliance	~~118~~122
Section 9.22	Investment Company Status	~~118~~122
Section 9.23	Set-Off, Etc.	~~118~~122
Section 9.24	Collections	~~118~~122
Section 9.25	Value Given	~~118~~122
Section 9.26	Regulatory Compliance	~~118~~123
Section 9.27	Separate Existence	~~118~~123
Section 9.28	Transaction Documents	~~119~~123
Section 9.29	Compliance with Anti-Corruption Laws and Anti-Money Laundering Laws	~~119~~123
Section 9.30	Compliance with Sanctions	~~119~~123
Section 9.31	Beneficial Ownership Certification	~~119~~124
Section 9.32	Similar Law	~~119~~124
ARTICLE X	COVENANTS	~~120~~124
Section 10.1	Protection of Security Interest of the Secured Parties	~~120~~124
Section 10.2	Other Liens or Interests	~~121~~125
Section 10.3	Costs and Expenses	~~121~~125
Section 10.4	Reserved	~~121~~125
Section 10.5	Separate Existence	~~121~~125
Section 10.6	Reserved	~~122~~126
Section 10.7	Know Your Customer	~~122~~126
Section 10.8	Taxes	~~122~~126

-iv-

Section 10.9	Merger, Consolidation, Etc.	~~122~~127
Section 10.10	Deposit of Collections	~~122~~127
Section 10.11	Indebtedness; Guarantees	~~122~~127
Section 10.12	Limitation on Purchases from Affiliates	~~123~~127
Section 10.13	Documents	~~123~~127
Section 10.14	Preservation of Existence	~~123~~127
Section 10.15	Limitation on Investments	~~123~~127
Section 10.16	Distributions	~~123~~128
Section 10.17	Performance of Assigned Agreements	~~124~~128
Section 10.18	Further Assurances; Financing Statements	~~124~~129
Section 10.19	Obligor Payment Instructions	~~125~~129
Section 10.20	Delivery of Collateral Obligation Files	~~125~~129
Section 10.21	Sanctions	~~125~~130
Section 10.22	Anti-Corruption and Anti-Money Laundering Laws	~~125~~130
Section 10.23	Beneficial Ownership Certification	~~126~~130
Section 10.24	Retention Letter	~~126~~130
Section 10.25	Retention Requirements	~~126~~130
Section 10.26	Transparency Requirements	~~126~~130
ARTICLE XI	THE COLLATERAL AGENT AND THE COLLATERAL ADMINISTRATOR	~~129~~133
Section 11.1	Appointment of Collateral Agent	~~129~~133
Section 11.2	Monthly Reports	~~129~~133
Section 11.3	Collateral Administration	~~129~~133
Section 11.4	Removal or Resignation of Collateral Agent or the Collateral Administrator	~~132~~136

-v-

Section 11.5	Representations and Warranties	~~133~~137
Section 11.6	No Adverse Interest of Collateral Agent	~~133~~138
Section 11.7	Reliance of Collateral Agent and the Collateral Administrator	~~134~~138
Section 11.8	Limitation of Liability and Collateral Agent and Collateral Administrator Rights	~~134~~138
Section 11.9	Tax Reports	~~137~~142
Section 11.10	Merger or Consolidation	~~137~~142
Section 11.11	Collateral Agent and Collateral Administrator Compensation	~~138~~142
Section 11.12	Anti-Terrorism Laws	~~138~~142
Section 11.13	Erroneous Payments	~~138~~143
ARTICLE XII	GRANT OF SECURITY INTEREST	~~141~~145
Section 12.1	Borrower’s Grant of Security Interest	~~141~~145
Section 12.2	Borrower Remains Liable	~~142~~147
Section 12.3	Release of Collateral	~~143~~147
ARTICLE XIII	EVENT OF DEFAULTS	~~143~~147
Section 13.1	Event of Defaults	~~143~~147
Section 13.2	Effect of Event of Default	~~146~~150
Section 13.3	Rights upon Event of Default	~~146~~151
Section 13.4	Collateral Agent May Enforce Claims Without Possession of Notes	~~148~~152
Section 13.5	Collective Proceedings	~~148~~152
Section 13.6	Insolvency Proceedings	~~148~~152
Section 13.7	Delay or Omission Not Waiver	~~149~~153
Section 13.8	Waiver of Stay or Extension Laws	~~149~~153
Section 13.9	Limitation on Duty of Collateral Agent in Respect of Collateral	~~149~~154

-vi-

Section 13.10	Power of Attorney	~~150~~154
Section 13.11	Purchase Right	~~150~~155
ARTICLE XIV	THE AGENT	~~151~~155
Section 14.1	Appointment	~~151~~155
Section 14.2	Delegation of Duties	~~151~~155
Section 14.3	Exculpatory Provisions	~~151~~156
Section 14.4	Reliance by Note Agents	~~152~~156
Section 14.5	Notices	~~152~~157
Section 14.6	Non-Reliance on Note Agents	~~152~~157
Section 14.7	Indemnification	~~153~~157
Section 14.8	Successor Note Agent	~~153~~158
Section 14.9	Note Agents in their Individual Capacity	~~154~~159
Section 14.10	Borrower Procedural Review	~~154~~159
Section 14.11	Certain ERISA Matters	~~154~~159
Section 14.12	Rights as a Lender	~~155~~160
ARTICLE XV	ASSIGNMENTS	~~156~~160
Section 15.1	Restrictions on Assignments	~~156~~160
Section 15.2	Documentation	~~156~~160
Section 15.3	Rights of Assignee	~~156~~160
Section 15.4	Assignment by Lenders	~~156~~161
Section 15.5	Participations; Pledge	~~158~~162
ARTICLE XVI	INDEMNIFICATION	~~159~~163
Section 16.1	Borrower Indemnity	~~159~~163
Section 16.2	Servicer Indemnity	~~160~~164

-vii-

Section 16.3	Waiver of Consequential Damages, Etc.	~~160~~165
Section 16.4	Contribution	~~160~~165
ARTICLE XVII	MISCELLANEOUS	~~161~~165
Section 17.1	No Waiver; Remedies	~~161~~165
Section 17.2	Amendments; Waivers; Permanent Discontinuance of SOFR and other Benchmarks; Benchmark Exculpation	~~161~~165
Section 17.3	Reserved	~~164~~170
Section 17.4	Notices, Etc.	~~164~~170
Section 17.5	Costs and Expenses	~~165~~170
Section 17.6	Binding Effect; Survival	~~165~~171
Section 17.7	Captions and Cross References	~~166~~171
Section 17.8	Severability	~~166~~171
Section 17.9	GOVERNING LAW	~~166~~172
Section 17.10	Counterparts	~~166~~172
Section 17.11	WAIVER OF JURY TRIAL	~~166~~172
Section 17.12	No Proceedings	~~166~~172
Section 17.13	Limited Recourse	~~167~~173
Section 17.14	ENTIRE AGREEMENT	~~168~~174
Section 17.15	Confidentiality	~~169~~174
Section 17.16	Non-Confidentiality of Tax Treatment	~~169~~175
Section 17.17	Replacement of Lenders	~~170~~175
Section 17.18	Consent to Jurisdiction	~~171~~176
Section 17.19	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~171~~176
Section 17.20	No Advisory or Fiduciary Responsibility	~~171~~177

-viii-

Section 17.21	USA Patriot Act	~~172~~178
Section 17.22	Right of Setoff	~~172~~178
Section 17.23	Acknowledgement Regarding any Supported QFCs	~~173~~178
Section 17.24	Reserved	~~173~~179
Section 17.25	Electronic Communications and Signatures	~~173~~179
Section 17.26	Interest on GBP Loans	~~174~~179
ARTICLE XVIII	DOCUMENT CUSTODY	~~174~~180
Section 18.1	Designation of Document Custodian	~~174~~180
Section 18.2	Duties of the Document Custodian	~~174~~180
Section 18.3	Delivery of Collateral Obligation Files	~~177~~182
Section 18.4	No Collateral Obligation File Certification	~~177~~182
Section 18.5	Release of Collateral Obligation Files	~~177~~183
Section 18.6	Examination of Collateral Obligation Files	~~179~~184
Section 18.7	Reserved	~~179~~185
Section 18.8	Transmission of Collateral Obligation Files	~~179~~185
Section 18.9	Merger or Consolidation	~~179~~185
Section 18.10	Document Custodian Compensation	~~180~~185
Section 18.11	Removal or Resignation of Document Custodian	~~180~~185
Section 18.12	Limitations on Liability	~~180~~186
Section 18.13	Document Custodian as Agent of Collateral Agent	~~180~~188

-ix-

EXHIBIT A-1	Form of Note
EXHIBIT A-2	Form of Swingline Note
EXHIBIT B	Audit Standards
EXHIBIT C-1	Form of Loan Request
EXHIBIT C-2	Form of Reinvestment Request
EXHIBIT C-3	Form of Asset Approval Request
EXHIBIT C-4	Form of FX Reallocation Notice
EXHIBIT D	Form of Monthly Report
EXHIBIT E	Form of Approval Notice
EXHIBIT F-1	Authorized Representatives of Servicer
EXHIBIT F-2	Request for Release and Receipt
EXHIBIT F-3	Request for Release of Request for Release and Receipt
EXHIBIT G-1	U.S. Tax Compliance Certificate (Foreign Lender - non-Partnerships)
EXHIBIT G-2	U.S. Tax Compliance Certificate (Foreign Participant - non-Partnerships)
EXHIBIT G-3	U.S. Tax Compliance Certificate (Foreign Participants - Partnerships)
EXHIBIT G-4	U.S. Tax Compliance Certificate (Foreign Lenders - Partnerships)
EXHIBIT H	Schedule of Collateral Obligations Certification
EXHIBIT I	Form of Assignment Agreement
EXHIBIT J	Form of Retention Letter
EXHIBIT K	Form of Document Checklist
EXHIBIT L	Form of Notice and Request for Consent

SCHEDULE 1	Diversity Score Calculation
SCHEDULE 2	S&P Industry Classifications
SCHEDULE 3	Collateral Obligations
SCHEDULE 4	Disqualified Institutions

-x-

LOAN AND SERVICING AGREEMENT

THIS LOAN AND SERVICING AGREEMENT is made and entered into as of July 26, 2023, among ASIF FUNDING I, LLC, a Delaware limited liability company, as Borrower (the “Borrower”), ARES STRATEGIC INCOME FUND, as Equityholder (the “Equityholder”), ARES STRATEGIC INCOME FUND, as Servicer (as hereinafter defined), each LENDER (as hereinafter defined) FROM TIME TO TIME PARTY HERETO, the LENDER AGENTS for the Lender Groups (as hereinafter defined) from time to time parties hereto (each such party, in such capacity, together with their respective successors and permitted assigns in such capacity, a “Lender Agent”), U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Collateral Administrator (as hereinafter defined) and as Collateral Agent (as hereinafter defined), U.S. BANK NATIONAL ASSOCIATION, as Document Custodian (as hereinafter defined), ~~and~~ SOCIÉTÉ GÉNÉRALE, as Agent (in such capacity, together with its successors and permitted assigns in such capacity, the “Agent”) and SOCIÉTÉ GÉNÉRALE, as Swingline Lender (in such capacity, together with its successors and permitted assigns in such capacity, the “Swingline Lender”).

RECITALS

WHEREAS, the Borrower desires that each Lender extend financing on the terms and conditions set forth herein; and

WHEREAS, each Lender desires to extend financing on the terms and conditions set forth herein.

NOW, THEREFORE, based upon the foregoing Recitals, the premises and the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Defined Terms.

As used in this Agreement, the following terms have the following meanings:

“1940 Act” means the Investment Company Act of 1940, as amended.

“ABR” means, when used in reference to any Loan, that such Loan bears interest at a rate determined by reference to the Alternate Base Rate.

“ABR Loan” means a Loan that bears interest at a rate based on the Alternate Base Rate.

“Account” means the Unfunded Exposure Account, the Custodial Account, the Principal Collection Account and the Interest Collection Account, together with any sub-accounts deemed

(b)	second, on a pro rata basis, to:

(i)               the Independent Accountants, agents and counsel of the Borrower for fees and expenses;

(ii)              the Lenders and the Lender Agents, any fees, expenses or other amounts payable by the Borrower under this Agreement or any other Transaction Document (other than “Increased Costs”);

(iii)             indemnification obligations owing by the Borrower to the Borrower’s members under its limited liability company agreement; and

(iv)             any other Person in respect of any other fees and expenses permitted under the Transaction Documents (other than “Increased Costs” but including any costs to the Borrower of achieving FATCA compliance), in each case, to the extent the payment of such fees and expenses is not otherwise provided for under the Transaction Documents;

provided that, amounts that are expressly payable to any Person under Section 8.3 in respect of an amount that is stated to be payable as an amount other than as Administrative Expenses (including, without limitation, interest and principal, other amounts owing in respect of the Loans and the Commitments and the Primary Servicer Fees) shall not constitute Administrative Expenses.

“Administrative Expenses Cap” means, for any Distribution Date, an amount equal (when taken together with any Administrative Expenses paid during the period since the preceding Distribution Date or, in the case of the first Distribution Date, the Effective Date) to the sum of:

(a)             0.03% per annum (prorated for the related Collection Period on the basis of a 360-day year consisting of twelve 30-day months) of the Monthly Asset Amount on the related Determination Date; and

(b)	$250,000 per annum.

“Advance Rate” means, with respect to any Eligible Collateral Obligation and as of any date of determination, the applicable percentage assigned to such Eligible Collateral Obligation by the Agent (i) in accordance with the following chart determined based on the Diversity Score as of such date or (ii) as determined by the Agent in its sole discretion on the Cut-Off Date; provided that if the Advance Rate is assigned pursuant to clause (ii), the Advance Rate assigned should not exceed the applicable amount set forth in the chart or as otherwise adjusted pursuant to Section 2.6:

Advance Rates	For BSLs

	BSL Type	Advance Rate
	Type A Broadly Syndicated Loan	75%
	Type B Broadly Syndicated Loan	75%

such Person and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

“Applicable Margin” means ~~the percentage determined in accordance with the following formula, as of the first day of the related Accrual Period, rounded to four decimal places:~~

~~Applicable Margin = (AMB~~ x Percentage~~B) + (AMO~~ x Percentage~~O)~~

~~where: AMB =~~	~~1.90~~2.60%;
~~AMO =~~	~~2.80%;~~
~~PercentageB~~	~~=~~	~~COAB / COAAgg;~~
~~PercentageO~~	~~=~~	~~100% - PercentageB;~~
~~COAB~~	~~=~~	~~the aggregate Collateral Obligation Amount of all~~
~~Broadly Syndicated Loans~~
~~COAAgg~~	~~=~~	~~the aggregate Collateral Obligation Amount of all~~
~~Collateral Obligations~~provided that, ~~(i) after the~~
~~expiration of the Ramp-Up Period, “Applicable~~
~~Margin” shall be subject to a floor of 2.75% per~~
~~annum; and (ii)~~ notwithstanding anything to the
contrary herein, the “Applicable Margin” shall
increase by 2.00% after the occurrence and during
the continuation of an Event of Default.

“Applicable Time Zone” means (i) with respect to Dollar Loans and CAD Loans, New York City time and (ii) with respect to Euro Loans and GBP Loans, London time.

“Appropriate Accounting Principles” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Approval Date” means, with respect to any Collateral Obligation, the date on which the Agent executes an Approval Notice with respect to such Collateral Obligation.

“Approval Notice” means, with respect to any Collateral Obligation, a copy of a notice executed by the Agent in the form of Exhibit E, evidencing, among other things, the approval of the Agent, in its sole discretion, of such Collateral Obligation, the applicable Eligible Currency, the jurisdiction (if other than the United States or any State thereof) of the applicable Obligor, the loan type and lien priority and, to the extent applicable, the Total Net Leverage Ratio, Senior Net Leverage Ratio, Debt-to-Recurring Revenue Ratio and Effective LTV; provided that, each Approval Notice shall expire in sixty (60) calendar days with respect to the applicable Collateral Obligation(s) approved therein unless otherwise specified by the Agent in such Approval Notice.

“Approved Valuation Providers” means any of Alvarez & Marsel, Houlihan Lokey, Duff & Phelps, FTI Consulting, Inc., Lincoln International LLC, Murray Devine, Valuation Research Corp., Loop Capital Markets LLC, Kroll Inc. and any other nationally recognized accounting firm or valuation firm approved by the Agent in its reasonable discretion.

“Asset Approval Request” means a notice in the form of Exhibit C-3, which identifies one or more Non-Approval Collateral Obligations to be acquired by the Borrower and/or requests an Approval Notice with respect to one or more Collateral Obligations that are not Non-Approval Collateral Obligations.

“Assigned Agreements” has the meaning set forth in Section 12.1(c).

“Assignment Agreement” means an agreement in the form of Exhibit I to this Agreement (or in such other form as reasonably approved by Agent) appropriately completed and delivered in connection with a Person becoming a Lender hereunder after the Effective Date, as acknowledged and agreed by the Agent and/or the Borrower to the extent required in accordance with the terms of this Agreement.

“Available Funds” has the meaning set forth in Section 17.13.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark or Canadian Benchmark, as applicable, any tenor for such Benchmark or Canadian Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark or Canadian Benchmark (or component thereof), as applicable, that is or may be used for determining the length of the Accrual Period or payment period for any term rate or otherwise, or for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date (but not including any tenor for such Benchmark or Canadian Benchmark that is not then included in the definition of “Accrual Period” pursuant to Section 17.2(e)).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, the UK Bail-In Legislation.

“Bank of England Rate” means, for any GBP Loan, the greater of (a) the sum of the “Bank Rate” of the Bank of England (or any successor), as published by the Bank of England (or any successor) from time to time, plus the Bank of England Rate Adjustment, and (b) zero.

“Bank of England Rate Adjustment” means, for any GBP Business Day, the 20% trimmed arithmetic mean (calculated by the Agent) of the Bank of England Rate Spreads for the five immediately preceding GBP Business Days for which SONIA was available, excluding the days with the highest (and if there is more than one highest spread, only one of those highest firms and any law, regulation, standard, guideline, directive or other publication supplementing or otherwise modifying the CRR.

“Benchmark” means,

(a)             for any Loan denominated in U.S. dollars, Term SOFR; provided that if a Benchmark Transition Event, and the related Benchmark Replacement Date have occurred with respect to Term SOFR, or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior Benchmark rate pursuant to Section 17.2; and

(b)             (i) for any Loan denominated in CADs, the Canadian Benchmark, (ii) for any Loan denominated in ~~CADs,~~ Euros ~~or GBPs, initially~~, the ~~CDOR Rate,~~ EURIBOR Rate ~~or~~and (iii)   for any Loan denominated in GBPs, Daily Simple SONIA~~, as applicable~~; provided that if a replacement of the Benchmark for Loans denominated in such Eligible Currency has occurred pursuant to Section 17.2 then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate.

Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.

“Benchmark Replacement” means:

(a)           for purposes of Section 17.2(b)(x) with respect to U.S. dollars, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Agent for the applicable Benchmark Replacement Date:

(1)              Daily Simple SOFR; or

(2)              the sum of: (i) the alternate benchmark rate that has been selected by the Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (x) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body and/or (y) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for dollar-denominated syndicated credit facilities at such time in the United States and (ii) the related Benchmark Replacement Adjustment; and

(b)           for purposes of Section 17.2(b)(y), with respect to any other Eligible Currency other than CAD, the Benchmark Replacement determined in accordance with the preceding clause (a)(2);

provided that if the Benchmark Replacement as determined pursuant to the above would be less than zero, the Benchmark Replacement will be deemed to be zero for purposes of this Agreement.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or

Collateral Obligations minus the Excess Concentration Amount attributable to such Eligible Collateral Obligations on such date minus (ii) the Unfunded Exposure Equity Shortfall plus (iii) the amount of Principal Collections on deposit in the Principal Collection Account (as determined by the Servicer using the Applicable Conversion Rate) and (II) the Facility Amount minus the Unfunded Exposure Amount.

“Borrowing Base (CAD)” means the sum of the product of (x) the weighted average of the Advance Rates with respect to each of the Eligible Collateral Obligations denominated in CAD provided that such weighted average shall be calculated, for the avoidance of doubt, using the Collateral Obligation Amount for each such Eligible Collateral Obligation and (y) the sum of the Collateral Obligation Amounts for all Eligible Collateral Obligations denominated in CAD.

“Borrowing Base (Euro)” means the sum of the product of (x) the weighted average of the Advance Rates with respect to each of the Eligible Collateral Obligations denominated in Euros provided that such weighted average shall be calculated, for the avoidance of doubt, using the Collateral Obligation Amount for each such Eligible Collateral Obligation and (y) the sum of the Collateral Obligation Amounts for all Eligible Collateral Obligations denominated in Euros.

“Borrowing Base (GBP)” means the sum of the product of (x) the weighted average of the Advance Rates with respect to each of the Eligible Collateral Obligations denominated in GBP provided that such weighted average shall be calculated, for the avoidance of doubt, using the Collateral Obligation Amount for each such Eligible Collateral Obligation and (y) the sum of the Collateral Obligation Amounts for all Eligible Collateral Obligations denominated in GBP.

“Borrowing Base Condition” means, both before and after giving pro forma effect to any distribution pursuant to Section 10.16, including any Permitted RIC Distribution, the Borrowing Base (Aggregate) is greater than or equal to the ~~Loans outstanding~~Outstanding Loan Amount multiplied by 105%.

“Borrowing Base Deficiency” means an event that occurs and is continuing on any date of determination that (a) as to the Borrowing Base (Aggregate), the Outstanding Loan Amount exceeds the Borrowing Base (Aggregate), (b) as to the Borrowing Base (CAD), the Outstanding Loan Amount denominated in CAD exceeds the Borrowing Base (CAD), (c) as to the Borrowing Base (Euro), the Outstanding Loan Amount denominated in Euros exceeds the Borrowing Base (Euro) or (d) as to the Borrowing Base (GBP), the Outstanding Loan Amount denominated in GBP exceeds the Borrowing Base (GBP).

“Broadly Syndicated Loan” means a First Lien Loan or Second Lien Loan that, as of the related Cut-Off Date, (a) is made to an Obligor organized in the United States, (b) is a syndicated commercial loan, (c) has an initial Tranche Size of $150,000,000 or greater (without consideration of reductions thereon from scheduled amortization payments), (d) has an observable quote from at least one nationally recognized pricing service and (e) is rated by one of S&P or Moody’s.

“BSL Advance Rate Adjustment Factor” means for any Broadly Syndicated Loan and as of any date of determination for such Broadly Syndicated Loan, the amount that equals (i) clause (i) of the definition of the Market Value for such Broadly Syndicated Loan, determined as of such date divided by (ii) the Purchase Price as of the Approval Date; provided that such amount shall not be greater than 1.0 at any time.

“Business Day” means (a) except to the extent provided in clause (b) below, any day (other than a Saturday or a Sunday) on which banks are open for business in New York City and any city in which the Corporate Trust Office is located; provided that (i) with respect to any SONIA and GBP Loan related provisions and any provisions herein relating to the transfer, calculation or conversion of amounts denominated in GBP, “Business Day” shall be a GBP Business Day, (ii) with respect to any EURIBOR Rate related provisions and any provisions herein relating to the transfer, calculation or conversion of amounts denominated in Euro, “Business Day” shall be a TARGET Day and (iii) with respect to any ~~CDOR Rate related~~ provisions related to the Canadian Benchmark Rate and any provisions herein relating to the transfer, calculation or conversion of amounts denominated in CAD, “Business Day” shall be deemed to exclude any day on which banks are required or authorized to be closed in Toronto, Canada; and (b) in relation to Term SOFR Loans and any interest rate setting, funding, disbursement, settlement or payment of any Term SOFR Loan, any day that is a U.S. Government Securities Business Day.

“CAD” means the lawful money of Canada.

“CAD Business Day” means a day except (a) a Saturday, (b) a Sunday or (c) any other day on which commercial banks are authorized to close under the Applicable Laws of, or are in fact closed in, Toronto, Ontario.

“CAD Loan” means each Loan made in CAD.

“Canadian Benchmark” means, initially, the sum of (i) Daily Compounded CORRA and (ii) the CORRA Adjustment; provided that if a replacement of the Canadian Benchmark has occurred pursuant to Section 17.2 of this Agreement, then “Canadian Benchmark” means the applicable Canadian Benchmark Replacement to the extent that such Canadian Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Canadian Benchmark” shall include, as applicable, the published component used in the calculation thereof.

“Canadian Benchmark Replacement” means, for any Available Tenor, the sum of (i) the alternate benchmark rate and (ii) an adjustment (which may be a positive or negative value or zero), that has been selected by the Agent and the Borrower as the replacement for such Available Tenor of such Canadian Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Canadian Relevant Governmental Body, for CAD-denominated syndicated credit facilities at such time; provided that, if the Canadian Benchmark Replacement would be less than the Floor, the Canadian Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Transaction Documents.

“Canadian Benchmark Replacement Conforming Changes” means, with respect to any Canadian Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “CAD Business Day,” the definition of “Accrual Period,” timing and frequency of determining rates and making payments of interest, timing of loan requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Agent decides, in consultation with the Servicer, may be appropriate to reflect the adoption and implementation of such Canadian Benchmark Replacement and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of such Canadian Benchmark Replacement exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).

“Canadian Relevant Governmental Body” means the Bank of Canada, or a committee officially endorsed or convened by the Bank of Canada, or any successor thereto.

“Cash Interest Expense” means with respect to any Obligor for any period, the amount which, in conformity with Appropriate Accounting Principles, would be set forth opposite the caption “interest expense” (exclusive of any Retained Interest that, according to the term of the Underlying Instruments, can never be converted to cash interest that is due and payable prior to maturity) or any like caption reflected on the most recent financial statements delivered by such Obligor to the Borrower for such period.

“Cause” means, with respect to an Independent Manager, (i) acts or omissions by such Independent Manager that constitute willful disregard of such Independent Manager’s duties as set forth in the Borrower’s organizational documents, (ii) that such Independent Manager has engaged in or has been charged with, or has been convicted of, fraud or other acts constituting a crime under any law applicable to such Independent Manager, (iii) that such Independent Manager is unable to perform his or her duties as Independent Manager due to death, disability or incapacity, or (iv) that such Independent Manager no longer meets the definition of Independent Manager.

~~“CDOR Rate” means, with respect to any Accrual Period, the average rate per annum (rounded upward, if necessary, to the nearest 1/100 of 1%) applicable to bankers’ acceptances for a term equivalent to the Accrual Period appearing on the BLOOMBERG PROFESSIONAL Service (or any successor thereto) CDOR Rate as of 10:00 a. m. (Toronto time), on the first day of such Accrual Period, or if such date is not a Business Day, then on the immediately preceding Business Day; provided that if such rate does not appear on the Bloomberg Professional Service (or any successor thereto) CDOR Rate as contemplated, then the CDOR Rate on any date shall be calculated as the arithmetic mean of the rates of interest quoted as of 10:00 a.m. (Toronto time) on such day by the Agent on the basis of the discount amount at which the Agent is then offering to purchase CAD denominated bankers’ acceptances that have a comparable aggregate face amount to the Loans outstanding in CAD and the same term to maturity as such Accrual Period, or if such date is not a Business Day, then on the immediately preceding Business Day.~~

“Change of Control” means any of (a) the Equityholder shall no longer be the sole equityholder of the Borrower (free and clear of any liens), (b) Ares Capital Management LLC, or an Affiliate of Ares Capital Management LLC, ceases to be the investment adviser to, and/or otherwise control the investment management and investment policies of, the Servicer.

executed affidavit and indemnity endorsed by the Borrower in blank or to the Collateral Agent, in each case with respect to clause (x) or clause (y) with an unbroken chain of endorsements from each prior holder of such promissory note to the Borrower or in blank or to the Collateral Agent (unless such note is in bearer form, in which case delivery alone shall suffice), or (z) in the case of a noteless Collateral Obligation, a copy of each executed document or instrument evidencing the assignment of such Collateral Obligation to the Borrower; (ii) copies (as indicated on the Schedule of Collateral Obligations and the related Document Checklist) of any related loan agreement, security agreement, guarantees, note purchase agreement, intercreditor and/or subordination agreement, each to the extent material and in the possession of the Borrower; (iii) copies of the file-stamped (or the electronic equivalent of) UCC financing statements and continuation statements (including amendments or modifications thereof) authorized by the Obligor thereof or by another Person on the Obligor’s behalf in respect of such Collateral Obligation; and (iv) any other document included by the Servicer on the related Document Checklist.

“Collection Account” means, collectively, the Principal Collection Account and the Interest Collection Account.

“Collection Period” means, with respect to the first Distribution Date, the period from and including the Effective Date to and including the Determination Date preceding the first Distribution Date; and thereafter, the period from but excluding the Determination Date preceding the previous Distribution Date to and including the Determination Date immediately preceding the current Distribution Date.

“Collections” means the sum of all Interest Collections and all Principal Collections received with respect to the Collateral.

“Commitment” means the Revolving Commitments, the Swingline Commitments and the Term Commitments.

“Committed Lenders” means, for any Lender Group, the Persons executing this Agreement in the capacity of a “Committed Lender” for such Lender Group (or an assignment hereof) in accordance with the terms of this Agreement.

“Competent Authorities” means (i) the ESMA, the European Banking Authority, the European Commission and the European Central Bank, (ii) the national regulators in the member states of the EEA and (iii) the Prudential Regulation Authority, the Financial Conduct Authority and/or any other national regulator in the United Kingdom, and any successor to any of the foregoing.

“Conduit Lender” means any Person that shall become a party to this Agreement in the capacity as a “Conduit Lender” and any assignee of any of the foregoing.

“Contractual Obligation” means with respect to any Person, any provision of any securities issued by such Person or any mortgage, deed of trust, contract, undertaking, agreement, instrument or other document to which such Person is a party or by which it or any of its property is bound or to which either is subject.

“Contribution Agreement” means the Sale and Contribution Agreement, dated as of the date hereof, by and between the Equityholder, as seller, and the Borrower, as purchaser.

“Conversion Date” means any date selected by the Agent, with the prior written consent of the Borrower for conversion of the applicable Revolving Loans into Term Loans.

“Corporate Trust Office” means the applicable designated corporate trust office of the Collateral Agent, the Collateral Administrator or the Document Custodian, as applicable, specified on Annex A, or such other address within the United States as the Collateral Agent, the Collateral Administrator or the Document Custodian, as applicable, may designate from time to time by notice to the Agent.

“CORRA” means the Canadian Overnight Repo Rate Average administered and published by the Bank of Canada (or any successor administrator).

“CORRA Adjustment” means 0.32138% (32.138 basis points).

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covenant Lite Loan” means a Collateral Obligation in which the Underlying Instruments for which do not (i) contain any financial covenant or (ii) require the borrower thereunder to comply with any Maintenance Covenant (regardless of whether compliance with one or more Incurrence Covenants is otherwise required by such Underlying Instruments); provided, that, notwithstanding the foregoing, a Collateral Obligation will be deemed not to be a Covenant Lite Loan for all purposes if the Underlying Instruments with respect to such Collateral Obligation contain a cross-default provision or cross-acceleration provision to, or the Collateral Obligation is pari passu with, another loan of the underlying obligor forming part of the same loan facility that requires such obligor to comply with one or more financial covenants or Maintenance Covenants. For the avoidance of doubt, a Collateral Obligation, the Underlying Instruments for which (i) do not contain any financial covenants or (ii) do not require the obligor thereunder to comply with one or more Maintenance Covenants (regardless of whether compliance with one or more Incurrence Covenants is otherwise required by the Underlying Instruments) only (x) until the expiration of a certain period of time after the initial issuance of such Collateral Obligation, which period of time has elapsed or in any event shall not exceed three (3) months from the applicable Cut-Off Date or (y) for so long as there is no funded balance in respect of such Collateral Obligation, in each case, as set forth in the Underlying Instruments, shall be deemed not to be a Covenant Lite Loan.

“Covered Entity” means any of the following:

(i)              a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)             a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)             a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning set forth in Section 17.23.

“CRR” means Regulation (EU) No. 575/2013 of the European Parliament and of the Council (as the same may be effective from time to time together with any amendments or any successor or replacement provisions included in any European Union directive or regulation), together with any implemented or delegated regulations, technical standards and guidance related thereto as may be amended, replaced or supplemented from time to time.

“Currency” means United States dollars and each Eligible Currency.

“Custodial Account” means the USD Custodial Account and the Non-USD Custodial Accounts, collectively.

“Cut-Off Date” means, with respect to each Collateral Obligation, the date such Collateral Obligation becomes a part of the Collateral.

“Daily Commitment Fee” ~~means, on any date, (A) the product of (x)~~has the meaning assigned to such term in the ~~Daily Commitment~~ Fee ~~Rate and (y) the Undrawn Commitment divided by (B) 365~~Letter.

“Daily ~~Commitment Fee Rate” means (i) during the Ramp-Up Period, 0.50% and (ii) thereafter, (x) if the amount drawn under the Facility is greater than or equal to the Minimum Commitment Usage, 0.50% or (y) if the amount drawn under the Facility is less than the Minimum Commitment Usage, 0.75%~~Compounded CORRA” means, for any day, CORRA with interest accruing on a compounded daily basis, with the methodology and conventions for this rate (which will include compounding in arrears with a lookback) being established by the Agent in accordance with the methodology and conventions for this rate selected or recommended by the Canadian Relevant Governmental Body for determining compounded CORRA for business loans; provided that if the Agent decides that any such convention is not administratively feasible for the Agent, then the Agent may establish another convention in its reasonable discretion; provided further that if the administrator has not provided or published CORRA and a Canadian Benchmark with respect to CORRA has not ceased to exist, then, in respect of any day for which CORRA is required, references to CORRA will be deemed to be references to the last provided or published CORRA.

“Daily Simple SOFR ” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) that is five U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

has otherwise failed to pay to the Agent, the Collateral Agent, the Collateral Administrator or any other Lender any other amount required to be paid by it hereunder to such applicable Person within three (3) Business Days of the date when due, unless such amount is the subject of a good faith dispute; (iii) has notified the Borrower, the Servicer, the Agent, the Collateral Agent or any other Lender that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply or has failed to comply with its funding obligations under this Agreement or generally under other agreements in which it commits or is obligated to extend credit (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent shall be specifically identified in such writing or public statement) cannot be satisfied); (iv) has failed, within two (2) Business Days after request by the Agent or the Borrower, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund Loans under this Agreement; provided that, such Lender shall cease to be a Defaulting Lender pursuant to this clause (iv) upon receipt of such written confirmation by the Agent and the Borrower~~)~~; or (v) has become or is (or has a parent company that has become or is) insolvent or has become (or has a parent company that has become) the subject of a bankruptcy or insolvency proceeding or the subject of a Bail-in Action, or has had (or has a parent company that has had) a receiver, conservator, trustee or custodian, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or has taken (or has a parent company that has taken) any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.

“Deferring Collateral Obligation” means a Collateral Obligation that is currently deferring and/or capitalizing any portion of accrued and unpaid interest or any other periodic distribution otherwise due.

“Delayed Drawdown Collateral Obligation” means a Collateral Obligation that (a) requires the Borrower to make one or more future advances to the Obligor under the Underlying Instruments, (b) specifies a maximum amount that can be borrowed on one or more fixed borrowing dates, and (c) does not permit the re-borrowing of any amount previously repaid by the Obligor thereunder; provided that any such Collateral Obligation will be a Delayed Drawdown Collateral Obligation only to the extent of unfunded commitments and solely until all commitments by the Borrower to make advances on such Collateral Obligation to the Obligor under the Underlying Instruments expire or are terminated or are reduced to zero.

“Designated Reporting Entity” has the meaning set forth in Section 10.26(a).

“Determination Date” means the last day of each calendar month, or if such date is not a Business Day, the next succeeding Business Day.

“Distribution Date” means the 25th day of each calendar month, commencing in September 2023; provided that, the last Distribution Date shall occur on the Facility Termination Date (or, in each case, the immediately following day if the Distribution Date would fall on a non-Business Day).

“Exposure Amount” means, as of any date of determination and with respect to any Variable Funding Asset, the excess of (a) the Borrower’s maximum funding commitment thereunder over (b) the Principal Balance of such Variable Funding Asset. For the avoidance of doubt, the Exposure Amount in respect of a Defaulted Collateral Obligation shall be included in the calculation of the Exposure Amount if the Borrower is at such time subject to contractual funding obligations with respect to such Defaulted Collateral Obligation and such obligation has not ceased to be enforceable under the Bankruptcy Code.

“Exposure Amount Shortfall” has the meaning set forth in Section 2.2(e).

“Facility” means the loan facility to be provided to the Borrower pursuant to, and in accordance with, this Agreement.

“Facility Amount” means $~~500,000,000~~1,000,000,000, as such amount may be reduced pursuant to Section 2.5 or increased pursuant to Section 2.7.

“Facility Termination Date” means the earlier of (i) July 26, 2028 and (ii) the effective date on which the facility hereunder is terminated pursuant to Section 13.2.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to, any intergovernmental agreement, treaty or convention among Official Bodies and implementing such Sections of the Code.

“Federal Funds Rate” means, for any period, the greater of (a) 0.0% and (b) a fluctuating rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by it.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Fee Letter” has the meaning set forth in Section 8.4.

“Fees” has the meaning set forth in Section 8.4.

“FILO A Loan” means a FILO Loan that, as of any date of determination, has an Effective LTV of less than or equal to 60% and Total Net Leverage Ratio less than or equal to 5.5x.

“FILO B Loan” means a FILO Loan that is not a FILO A Loan and, as of any date of determination, has an Effective LTV less than or equal to 75% and Total Net Leverage Ratio less than or equal to 6.5x.

“FILO C Loan” means any FILO Loan that is not a FILO A Loan or a FILO B Loan and, as of any date of determination, has Total Net Leverage Ratio less than or equal to 7.0x; provided that any FILO Loan that would have constituted a FILO A Loan or a FILO B Loan but for the fact that it fails to meet the provisions thereto with respect to Effective LTV shall constitute a FILO C Loan.

“FILO Loan” means a commercial loan (or participation interest therein) that (x) would have constituted a First Lien Loan but for the fact that, at any time prior to and/or after an event of default under the related Underlying Instruments of such loan, will be paid after one or more tranches of First Out Loans issued by the same Obligor have been paid in full in accordance with a specified waterfall or other priority of payments and (y) the total size of First Out Loans repayable ahead of the FILO Loan shall be less than 25% of the sum of the sizes of such First Out Loans and such FILO Loan; provided that, only a true first out/last out with a definitive intercreditor agreement shall constitute a FILO Loan for purposes of calculating the Excess Concentration Amount pursuant to clause (a) of the definition thereof.

“Financial Sponsor” means any Person, including any Subsidiary of such Person, whose principal business activity is acquiring, holding, and selling investments (including controlling interests) in otherwise unrelated companies that each are distinct legal entities with separate management, books and records and bank accounts, whose operations are not integrated with one another and whose financial condition and creditworthiness are independent of the other companies so owned by such Person.

“First Amendment Effective Date” means December 19, 2023.

“First Lien Loan” means any commercial loan (or participation interest therein) that (i) is not (and is not expressly permitted by its terms to become) subordinate in right of payment to any obligation for borrowed money of the Obligor in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings (other than pursuant to customary waterfall provisions contained in the applicable loan agreement or indenture), (ii) is secured by a pledge of collateral, which security interest is validly perfected and first priority under Applicable Law (subject to Permitted Liens and liens in connection with a Permitted Working Capital Facility as permitted under the applicable Underlying Instrument that are reasonable for similar loans, and liens accorded priority by law in favor of any Official Body) and (iii) the Servicer determines in good faith and in accordance with the Servicer Standard that the value of the collateral for such loan or the applicable enterprise value or expected future cash flows on or about the time of acquisition equals or exceeds the outstanding principal balance of the loan plus the aggregate outstanding balances of all other loans of equal or higher seniority secured by a first priority Lien over the same collateral as the applicable Collateral Obligation.

“First Out Loan” means any First Lien Loan that, in any bankruptcy, reorganization, arrangement, insolvency, moratorium, post-event of default scenario or liquidation proceedings,

is senior in right of payment to (and documented under the same Underlying Instruments, an agreement among lenders or other applicable definitive agreement as) a FILO Loan to the same Obligor.

“Fixed Rate Collateral Obligation” means any Collateral Obligation that bears a fixed rate of interest.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to Term SOFR. For the avoidance of doubt the initial Floor for Term SOFR shall be zero.

“Foreign Currency Loan Amount” means, on any Measurement Date, the sum of (a) the equivalent in Dollars of the aggregate principal amount of all Loans denominated in Euros outstanding on such date, as determined by the Servicer using the Applicable Conversion Rate plus (b) the equivalent in Dollars of the aggregate principal amount of all Loans denominated in GBPs outstanding on such date, as determined by the Servicer using the Applicable Conversion Rate plus (c) the equivalent in Dollars of the aggregate principal amount of all Loans denominated in CADs outstanding on such date, as determined by the Servicer using the Applicable Conversion Rate, in each case, after giving effect to all repayments of Loans and the making of new Loans on such date.

“Foreign Currency Sublimit” means, on any date of determination, an amount equal to the product of (i) 10.0% multiplied by (ii) the then-current Facility Amount on such date.

“Foreign Lender” means a Lender that is not a “United States person” as defined in Section 7701(a)(30) of the Code.

“Fronting Exposure” means, at any time there is a Defaulting Lender with respect to the Swingline Lender, such Defaulting Lender’s Pro Rata Share of Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders, repaid by the Borrower or for which cash collateral or other credit support acceptable to the Swingline Lender shall have been provided in accordance with the terms hereof.

“FRS Board” means the Board of Governors of the Federal Reserve System and, as applicable, the staff thereof.

“Fundamental Amendment” means any amendment, modification, waiver or supplement of or to this Agreement that would (a) extend the Revolving Period, (b) increase or extend the term of the Commitments (other than an increase in the Commitment of another Lender or the addition of a new Lender) or change the Facility Termination Date, (c) extend the date fixed for the payment of principal of or interest on any Loan or any fee hereunder, in each case, owing to such Lender, (d) reduce the amount of any such payment of principal or interest hereunder owing to such Lender, (e) reduce the rate at which interest is payable to such Lender or any fee is payable hereunder to such Lender (excluding, in each case, any such reduction as a result of a full or partial waiver of interest or fees accruing at a default rate imposed during an Event of Default or a result of a waiver of an Event of Default), (f) release any material portion of the

Collateral, except in connection with dispositions permitted hereunder, (g) alter the terms of Section 2.4(a), Section 8.3, or Section 17.2 or any related definitions or provisions in a manner that would have a material adverse effect on any Lender, (h) modify the definition of the “Required Lenders” in a manner that would have a material adverse effect on any Lender or modify in any manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof, (i) modify the definition of the terms “Advance Rate”, “Borrowing Base (Aggregate)”, “Borrowing Base (CAD)”, “Borrowing Base (Euro)”, “Borrowing Base (GBP)”, “Broadly Syndicated Loan”, “Eligible Collateral Obligation”, “Eligible Jurisdiction”, “Excess Concentration Amount”, “Facility Termination Date”, “First Lien Loan”, “Second Lien Loan”, “Deemed Second Lien Loan”, “FILO A Loan”, “FILO B Loan”, “FILO C Loan”, “FILO Loan”, “Middle Market Loan” or “Fundamental Amendment”, or any defined term used therein, in each case in a manner which would have the effect of making more credit available to the Borrower, or make such provision less restrictive on the Borrower in any other material fashion, (j) modify the form or details of the Monthly Report in a manner that materially reduces the reporting requirements ~~or~~ , (k) other than as set forth in clause (c) or clause (d) above, extend the date fixed for the payment or reduce the amount of any other payment hereunder in a manner that would have a material adverse effect on any Lender, (l) result in the direct or indirect subordination of the security interest and lien upon the Collateral that is granted by the Borrower in accordance with this Agreement, (m) alter the provisions providing for pro rata treatment of Loans, pro rata treatment of reductions in the Facility Amount or Commitments, or pro rata treatment of allocation of payments and Loans to non-Defaulting Lenders, (n) modify the definition of the term “Dollar Lender” or (o) alter the terms of Section 2.2(d)(i) or Section 2.2(d)(iii).

“Funding Date” means any Loan Date or any Reinvestment Date, as applicable.

“FX Evaluation Date” means (a) each Funding Date, (b) each Determination Date and (c) the date on which any Event of Default occurs.

“FX Reallocation Notice” has the meaning set forth in Section 2.2(d)(ii).

“GBP” means the lawful currency for the time being of the United Kingdom.

“GBP Business Day” means a day except (a) a Saturday, (b) a Sunday, or (c) any day on which banks are closed for general business in London.

“GBP Loan” means each Loan made in GBP.

“Hazardous Materials” means all materials subject to any Environmental Law, including materials listed in 49 C.F.R. § 172.101, materials defined as hazardous pursuant to § 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, flammable, explosive or radioactive materials, hazardous or toxic wastes or substances, lead-based materials, petroleum or petroleum distillates or asbestos or material containing asbestos, polychlorinated biphenyls, radon gas, urea formaldehyde and any substances classified as being “in inventory”, “usable work in process” or similar classification that would, if classified as unusable, be included in the foregoing definition.

applicable target company), (v) most recent company forecast with capital expenditure plans, (vi) most recent shareholding pattern and details of management team, (~~vi~~vii) details of outstanding banking facilities and debt maturity schedule and (~~vii~~viii) such other information reasonably available to the Servicer as the Agent may reasonably request; (y) with respect to each Eligible Collateral Obligation that is a Broadly Syndicated Loan, the following information (to the extent requested by the Agent and reasonably accessible): (i) most recent lender presentation; (ii) most recent two years of audited financials of the related Obligor (or, in the case of an acquisition financing, the most recently available financial statements for the applicable target company); and (iii) most recent credit agreement.

“Insolvency Event” means, with respect to any Person, (a) the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, or the commencement of an involuntary case under the federal bankruptcy laws, as now or hereinafter in effect, or another present or future federal or state bankruptcy, insolvency or similar law and such case is not dismissed within 60 days; or (b) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or such Person shall admit in writing its inability to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

“Instrument” has the meaning given such term in the UCC.

“Interest” means, with respect to any period, the daily interest accrued on Loans during such period as provided for in ARTICLE III.

“Interest Collections” means, with respect to the Collateral following the applicable Cut-Off Date, (i) all payments and collections received by the Borrower in its capacity as lender (or by any other Related Party in accordance with Section 10.10), which payments or collections are attributable to interest on any Collateral Obligation or other Collateral, including scheduled payments of interest and payments of interest relating to principal prepayments, all guaranty payments attributable to interest and proceeds of any liquidations, sales, dispositions or securitizations attributable to interest on such Collateral Obligation or other Collateral, (ii) any commitment, ticking, upfront, underwriting, origination or amendment fees received in respect of any Collateral Obligation (including any proceeds received by the Borrower as a result of exercising any Warrant Asset at any time) and (iii) the earnings on Interest Collections in the Collection Account that are invested in Permitted Investments, in each case, other than Retained Interests.

“Interest Collection Account” means, collectively, the accounts which are created and maintained on the books and records of the Securities Intermediary entitled “USD Interest Collection Account”, “CAD Interest Collection Account”, “Euro Interest Collection Account” and “GBP Interest Collection Account” in the name of the Borrower and subject to the prior Lien of the Collateral Agent for the benefit of the Secured Parties, which are established and maintained pursuant to Section 8.1(a) hereof and the Account Control Agreement.

“Interest Coverage Ratio” means respect to any Collateral Obligation for any Relevant Test Period, either (a) the meaning of “Interest Coverage Ratio” or comparable definition set forth in the Underlying Instruments for such Collateral Obligation, or (b) in the case of any Collateral Obligation with respect to which the related Underlying Instruments do not include a definition of “Interest Coverage Ratio” or comparable definition, the ratio of (i) EBITDA to (ii) Cash Interest Expense of such Obligor as of such Relevant Test Period, as calculated by the Servicer in good faith using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor in accordance with the requirements of the Underlying Instruments; provided that, in the case of newly originated Collateral Obligations, the Interest Coverage Ratio for the trailing twelve months may be determined on a pro forma basis with respect to current indebtedness of the related Obligor.

“Interest Rate” means, for any Accrual Period and any Lender, a rate per annum equal to the sum of (a) the Applicable Margin and (b) the Base Rate for such Accrual Period and such Lender.

“Investor Report” means a quarterly investor report in the form published as of the date of this Agreement on the website https://eur-lex.europa.eu/legal-content/EN/TXT/PDF/?uri=OJ:L:2020:289:FULL&from=EN as Annex XII (or, to the extent agreed with the Agent (as instructed by the EU/UK Institutional Investor Lenders), any updated form published by the ESMA and/or as otherwise required under the EU Securitisation Regulation by any applicable Competent Authority from time to time).

“IRS” means the United States Internal Revenue Service.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“Lender” means each Conduit Lender, each Committed Lender, each Uncommitted Lender, each Revolving Lender, each Multicurrency Lender, each Dollar Lender, the Swingline Lender and each Term Lender, as the context may require.

“Lender Agent” has the meaning set forth in the Preamble.

“Lender Group” means each Lender and related Lender Agent from time to time party hereto.

“Lien” means any security interest, lien, charge, pledge, preference, equity or encumbrance of any kind, including tax liens, mechanics’ liens and any liens that attach by operation of law.

“Lien Release Dividend” has the meaning assigned to that term in Section 7.10.

“Lien Release Dividend Date” means the date specified by the Borrower, which date may be any Business Day, provided written notice is given in accordance with Section 7.10.

“Liquidity” means with respect to any Recurring Revenue Loan for any Relevant Test Period, either (1) the amount of (i) Unrestricted Cash and cash equivalents plus (ii) any unfunded revolving commitments for which such Obligor can satisfy the conditions to draw any such amounts or (2) upon the request of the Borrower and approved in writing by the Agent (which may be approved via email), the meaning of “Liquidity” or any comparable definition in the applicable Underlying Instruments.

“Liquidity Agreement” means any agreement entered into in connection with this Agreement pursuant to which a Liquidity Bank agrees to make purchases from or advances to, or purchase assets from, any Conduit Lender in order to provide liquidity support for such Conduit Lender’s Loans hereunder.

“Liquidity Bank” means the Person or Persons who provide liquidity support to any Conduit Lender pursuant to a Liquidity Agreement in connection with the issuance by such Conduit Lender of commercial paper notes.

“Loan” means a Revolving Loan, a Swingline Loan or a Term Loan.

“Loan Date” has the meaning set forth in Section 2.1(a).

“Loan Report” means a quarterly loan level disclosure report in the form published as of the date of this Agreement on the website https://eur-lex.europa.eu/legal-content/EN/TXT/PDF/?uri=OJ:L:2020:289:FULL&from=EN as Annex IV (or, to the extent agreed with the Agent (as instructed by the EU/UK Institutional Investor Lenders), any updated form published by the ESMA and/or as otherwise required under the EU Securitisation Regulation by any applicable Competent Authority from time to time).

“Loan Request” has the meaning set forth in Section 2.2(a).

“LSTA Index” means the S&P/LSTA Leveraged Loan Price Index or, if such index is not available, any other successor index selected by the Agent and the Borrower.

“Maintenance Covenant” means a covenant by any Obligor to comply with one or more financial covenants during each reporting period (but not more frequently than quarterly), whether or not such Obligor has taken any specified action.

“Margin Stock” means “Margin Stock” as defined under Regulation U issued by the FRS Board.

(v)             contractually or structurally subordinates such Collateral Obligation by operation of a priority of payments, turnover provisions, the transfer of assets in order to limit recourse to the related Obligor or the granting of Liens (other than “permitted liens” as defined in the Underlying Instruments for such Loan or such comparable definition if “permitted liens” is not defined therein) on any of the Related Property securing such Collateral Obligation; or

(vi)           substitutes, alters, releases or terminates the underlying collateral securing such Collateral Obligation and any such substitution, alteration, release or termination, as determined by the Agent, materially and adversely affects the value of such Eligible Collateral Obligation; provided that the foregoing shall not apply to any release in conjunction with a relatively contemporaneous disposition by the related Obligor accompanied by a mandatory reinvestment of net proceeds or mandatory repayment of the related loan facility with the net proceeds;

provided that, for the avoidance of doubt, “Material Modification” shall not include any change to the base rate in respect of a Collateral Obligation from LIBOR, SOFR or SONIA to an alternative rate, including any applicable spread or payment frequency adjustments thereto that in the Servicer’s commercially reasonable judgment is consistent with the successor for LIBOR, SOFR or SONIA; provided further that, pursuant to Section 7.5(i)(ix), the Borrower shall promptly notify the Agent of the occurrence of any Material Modification with respect to a particular Eligible Collateral Obligation.

“Measurement Date” means each of the following, as applicable: (i) the Effective Date; (ii) each Determination Date; (iii) each Funding Date; (iv) the date of any repayment or prepayment pursuant to Section 2.4; (v) the date that the Servicer has actual knowledge of the occurrence of any Evaluation Event with respect to any Collateral Obligation; (vi) the date of any optional repurchase or substitution pursuant to Section 7.9; and (vii) the date of any Optional Sale.

“Middle Market Loan” means any Collateral Obligation that is not a Broadly Syndicated Loan.

~~“Minimum Commitment Usage” means, the product of (i) the total Commitments and (ii) 75%.~~

“MML Advance Rate Adjustment Factor” means for any Middle Market Loan, the amount equal to (i) the Senior Net Leverage Ratio (or in the case of a Second Lien Loan, the Total Net Leverage Ratio) as of the Relevant Test Period most recently ended prior to the Approval Date divided by (ii) the Senior Net Leverage Ratio (or in the case of a Second Lien Loan, the Total Net Leverage Ratio) as of the Relevant Test Period most recently ended prior to the relevant date of determination; provided that such amount shall not be greater than 1.0 at any time.

“Monthly Asset Amount” means, for any Distribution Date, the arithmetical average of (i) the aggregate Principal Balance of all Collateral Obligations and the cash and the principal balance of any Permitted Investments on deposit in the Principal Collection Account, measured as of the first day of the related Collection Period and (ii) the aggregate Principal Balance of all Collateral Obligations and the cash and the principal balance of any Permitted Investments on deposit in the Principal Collection Account, measured as of the related Determination Date.

“Monthly Report” means a report prepared by the Collateral Administrator, on behalf of the Borrower, substantially in the form of Exhibit D.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Moody’s Rating” means, with respect to any Collateral Obligation, either (i) the public rating issued by Moody’s (based on tranche rating and not corporate family rating) or (ii) any written credit estimate issued by Moody’s received by the Borrower or the Servicer.

“Multicurrency Lender” means the Persons executing this Agreement (or an assignment hereof in accordance with Article XV) in the capacity of a “Multicurrency Lender”.

“Multicurrency Loan” means each Loan made in an Eligible Currency.

“Non-Approval Collateral Obligation” means, as of the applicable Cut-Off Date, any Type A Broadly Syndicated ~~Loan or Type A Middle Market~~ Loan; provided that~~, (i)~~ the Diversity Score is greater than 12 after giving pro forma effect to the acquisition thereof ~~and (ii) no more than 50% of the Middle Market Loans included in the Collateral are Non-Approval Collateral Obligations~~.

“Non-Approval Event” means, an event that (x) will be deemed to have occurred if the ratio (measured on a rolling basis of any twenty Asset Approval Requests) of (i) the number or Dollar amount of Asset Approval Requests for loans that satisfy the requirements of an Eligible Collateral Obligation with respect to which the Agent has not delivered Approval Notices (including any Approval Notices specifying additional conditions that are not accepted by the Borrower) over (ii) the total number or aggregate Dollar amount of Asset Approval Requests is greater than 70% and (y) will be continuing until the conditions set forth in clause (x) of this definition are no longer true.

“Non-USD Accounts” means the accounts other than the USD Accounts.

“Non-USD Custodial Account” means the accounts which are created and maintained on the books and records of the Securities Intermediary entitled the “CAD Custodial Account”, “Euro Custodial Account”, “GBP Custodial Account” and “NZD Custodial Account” in the name of the Borrower and subject to the prior Lien of the Collateral Agent for the benefit of the Secured Parties, which are established and maintained pursuant to Section 8.1(a) hereof and the Account Control Agreement.

“Note” means a promissory grid note, in the form of Exhibit A, made payable to a Lender Agent, on behalf of the related Lender(s) or made payable to the order of the Swingline Lender.

“Note Agent” has the meaning set forth in Section 14.1.

“Notice and Request for Consent” has the meaning set forth in Section 7.10(a)(i).

Loans which have not been used to settle pending acquisitions of Eligible Collateral Obligations and deposits by the Equityholder pursuant to Section 8.1(d).

“Principal Collection Account” means, collectively, the accounts which are created and maintained on the books and records of the Securities Intermediary entitled “USD Principal Collection Account”, “CAD Principal Collection Account”, “Euro Principal Account” and “GBP Principal Collection Account” in the name of the Borrower and subject to the prior Lien of the Collateral Agent for the benefit of the Secured Parties, which are established and maintained pursuant to Section 8.1(a) hereof and the Account Control Agreement.

“Principal Sharing Percentage” means, with respect to any payment of principal of the Loans that is to be allocated according to the Principal Allocation Formula, a fraction, expressed as a percentage:

(a)	the numerator of which is:

(i)	the aggregate principal amount of the Term Loans or Revolving Loans, as applicable, outstanding on such date; and

(b)	the denominator of which is the sum of:

(i)	the aggregate principal amount of the Term Loans outstanding on such date; and

(ii)	the aggregate principal amount of the Revolving Loans outstanding on such date.

“Proceeding” means any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of a Person.

“Pro Rata Share” means, with respect to a Lender, subject to Section 2.9(a)(ii), the percentage obtained by dividing the Commitment of such Lender (as determined pursuant to the definition of Commitment) by the aggregate Commitments of all the Lenders (as determined pursuant to the definition of Commitment).

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Purchase Price” means (a) with respect to any Middle Market Loan acquired by the Borrower in connection with its primary origination for a purchase price (as a percentage of par) equal to or greater than 97%, 100%; and (b) with respect to any other Collateral Obligation, the actual price paid by the Borrower for such Collateral Obligation expressed as a percentage of par.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc. (“ISDA”), any International Foreign Exchange Master Agreement, or any other master agreement, including any such obligations or liabilities under any such agreement.

“Swingline Loan” means any swingline loan made by the Swingline Lender to the Borrower pursuant to Section 2.1, and all such swingline loans collectively as the context requires. For the avoidance of doubt, unless otherwise specified a Swingline Loan shall constitute a Loan hereunder.

“Swingline Commitment” means the commitment of the Swingline Lender to fund Swingline Loans, subject to the terms and conditions herein, in an amount equal to $50,000,000 (without regard to any future reimbursement of Swingline Loans by the Lenders), as such amount may be reduced, increased or assigned from time to time pursuant to the provisions of this Agreement. The Swingline Commitment is a sub-limit of the Commitment of the Swingline Lender, in its capacity as a Lender hereunder, and is not in addition thereto. The total Commitment, including the Swingline Commitment, of the Swingline Lender shall never be greater than $50,000,000.

“Swingline Lender” has the meaning set forth in the Preamble.

“Swingline Note” means a promissory note made by the Borrower in favor of the Swingline Lender evidencing the Swingline Loans made by the Swingline Lender, substantially in the form attached as Exhibit A-2, and any amendments, supplements and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.

“Swingline Refund Date” has the meaning specified in Section 2.11.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

“TARGET Day” means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Target Portfolio Amount” means the Facility Amount divided by 60%.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Official Body, including any interest, additions to tax or penalties applicable thereto.

“Term Commitment” means, with respect to each Term Lender, the commitment of such Term Lender to make Term Loans to the Borrower during the period from the Effective Date until the Term Commitment Termination Date, including pursuant to an Assignment Agreement or on any Conversion Date, in the amount of the total Term Loans as set forth on Annex B, as such amount may be terminated or reduced from time to time in accordance with the terms of this Agreement; provided that any reduction of a Term Loan shall result in a dollar for dollar reduction of the applicable Term Commitment.

“Term Commitment Termination Date” means the earliest of (i) the date on which the Term Commitments become due and payable pursuant to Section 13.1, (ii) the permanent reduction of the Facility Amount in whole in accordance with Section 2.5(a) or (iii) (x) with respect to ~~the first $125,000,000, the one-year anniversary of~~Term Loans made prior to the First Amendment Effective Date, the Term Commitment Termination Date shall be the First Amendment Effective Date and (y) with respect to ~~the second $125,000,000, the eighteen-month anniversary of the~~Term Loans made on or after the First Amendment Effective Date, the Term Commitment Termination Date shall be July 26, 2024.

“Term Lender” means each Person that is listed as a “Term Lender” on the signature pages hereto or any Assignment Agreement, any Person that shall have become a party hereto pursuant to this Agreement in respect of a Term Loan, any Person that shall have converted all or a portion of its Revolving Loans into Term Loans pursuant to Section 2.4(c) of this Agreement and, in each case, their respective successors, in each case other than any such Person that ceases to be a party hereto.

“Term Loan” has the meaning assigned to such term in Section 2.1(b).

“Term SOFR” means, with respect to any Term SOFR Loan or ABR Loan, and for any tenor comparable to the applicable Accrual Period, the greater of (i) the Floor and (ii) the Term SOFR Reference Rate at approximately 5:00 a.m. (Chicago time) two U.S. Government Securities Business Days prior to the commencement of such Accrual Period (such day, a “Term SOFR Determination Day”), as such rate is published by the CME Term SOFR Administrator. If by 5:00 p.m. (New York City time) on such Term SOFR Determination Day, “Term SOFR” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then the Term SOFR for such Term SOFR Determination Day will be the Term SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR was published by the CME Term SOFR Administrator, so long as such first preceding Business Day is not more than five Business Days prior to such Term SOFR Determination Day.

“Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR.”

“Term SOFR Loan” means a Loan that bears interest at a rate based on Term SOFR.

“Term SOFR Reference Rate” means, for any day and any time, the forward-looking term rate based on SOFR as determined by the Agent.

“Tier One Event of Default” means any Event of Default, including for purposes of this definition any Unmatured Event of Default, pursuant to clause (a), clause (d), clause (e), clause (i), clause (l), clause (p) or clause (q) of the definition thereof.

“Tier Two Event of Default” means any Event of Default that is not a Tier One Event of Default.

“Total Net Leverage Ratio” means respect to any Collateral Obligation for any Relevant Test Period either (a) the meaning of “Total Net Leverage Ratio” or any comparable definition set forth in the Underlying Instruments for such Collateral Obligation, or (b) in the case of any Collateral Obligation with respect to which the related Underlying Instruments do not include a definition of “Total Net Leverage Ratio” or comparable definition, the ratio of (i) Indebtedness (including, without limitation, such Collateral Obligation) of the applicable Obligor as of the date of determination minus the unrestricted cash of such Obligor as of such date to (ii) EBITDA of such Obligor with respect to the applicable Relevant Test Period, as calculated by the Servicer in good faith using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor in accordance with the requirements of the Underlying Instruments.

“Total Term Commitment” means, as of any date of determination, the aggregate amount of the Term Commitments on such date, which as of the First Amendment Effective Date is $250,000,000.

“Trade Ticket” means any trade ticket, confirmation of trade, instruction to post or to commit to the trade or similar instrument or document or other written instruction (including by email or other electronic communication or file transfer protocol).

“Tranche Size” means, in respect of any Collateral Obligation, the aggregate principal amount of all of the borrowing facilities available to the Obligor under the terms of the relevant Underlying Instrument as of the original effective date of the Underlying Instrument. For purposes of determining the Tranche Size in respect of any Collateral Obligation: (1) for Collateral Obligations that are, in accordance with then-prevailing market practice, typically bought and sold together, the respective aggregate principal amount of the borrowing facilities available to the Obligor under the facilities evidenced by the relevant Underlying Instrument shall be aggregated (and, for the avoidance of doubt, the respective aggregate principal amounts of all revolving facilities, term loan “A” tranches, term loan “B” tranches and similar loan tranches issued under a single credit agreement shall be aggregated); (2) the respective principal amounts of lines of credit and delayed draws that, in accordance with then-prevailing market practice, trade with any Collateral Obligation shall be aggregated; and (3) the respective principal amount of any borrowing facilities that are, under then prevailing market practice, considered add-on facilities in respect of any Collateral Obligation shall be aggregated with the

“Unfunded Exposure Amount” means, on any date of determination, an amount calculated in Dollars equal to the excess, if any, of (i) the aggregate of all Exposure Amounts minus (ii) the amount on deposit in the Unfunded Exposure Account calculated in Dollars (and converted to Dollars, if necessary, by the Servicer using the Applicable Conversion Rate).

“Unfunded Exposure Equity Amount” means, on any date of determination, an amount calculated in Dollars (and converted to Dollars, if necessary, by the Servicer using the Applicable Conversion Rate) equal to the sum, for each Loan owned by the Borrower of the product of (a) the Exposure Amount with respect to such Loan multiplied by (b) the difference of (x) 100% minus (y) the Advance Rate for such Loan.

“Unfunded Exposure Equity Shortfall” means, on any date of determination, an amount equal to the excess, if any, of (i) the aggregate of all Unfunded Exposure Equity Amounts over (ii) the amount on deposit in the Unfunded Exposure Account calculated in Dollars (and converted to Dollars, if necessary, by the Servicer using the Applicable Conversion Rate).

“Unfunded Swingline Refund Amount” has the meaning set forth in Section 2.11(b).

“Unmatured Servicer Event of Default ” means any event that, if it continues uncured, will, with lapse of time or notice or lapse of time and notice, constitute a Servicer Event of Default.

“Unmatured Event of Default” means any event that, if it continues uncured, will, with lapse of time or notice or lapse of time and notice, constitute an Event of Default.

“Unrestricted Cash” has the meaning of “Unrestricted Cash” or any comparable definition in the Underlying Instruments for each Collateral Obligation, and in any case that “Unrestricted Cash” or such comparable definition is not defined in such Underlying Instruments, all cash available for use for general corporate purposes and not held in any reserve account or legally or contractually restricted for any particular purposes or subject to any lien (other than blanket liens permitted under or granted in accordance with such Underlying Instruments), as reflected on the most recent financial statements of the relevant Obligor that have been delivered to the Borrower.

“Upfront Fee” has the meaning assigned to such term in the Fee Letter.

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107 56.

“USD Accounts” means the USD Interest Collection Account, the USD Principal Collection Account, the USD Custodial Account and the USD Unfunded Exposure Account, collectively.

“U.S. Borrower” means any borrower that is a “United States person” as defined in Section 7701(a)(30) of the Code.

accordance with the application of generally accepted accounting principles prior to such change and (ii) the Borrower shall provide to the Agent a written reconciliation in form and substance reasonably satisfactory to the Agent, between calculations of such covenant made before and after giving effect to such change in generally accepted accounting principles.

(l) Unless otherwise expressly stated in this Agreement, if any date stated herein falls on a date that is not a Business Day, then such date shall refer to the immediately following Business Day.

(m) Any direction required hereunder relating to the purchase, acquisition, sale, disposition or other transfer of any Collateral Obligation or Related Security may be in the form of a Trade Ticket or other Borrower Order from the Borrower on which the Collateral Agent and Collateral Administrator may conclusively rely, and which Trade Ticket or Borrower Order shall constitute a certification that all conditions precedent relating to such purchase, acquisition, sale, disposition or other transfer have been satisfied. Furthermore, with respect to any instruction to the Collateral Agent hereunder relating to the transfer of amounts on deposit in any of the Accounts, a copy of such instruction shall also be required to be given to the Collateral Administrator. Any direction or instruction referred to hereunder or any other Transaction Document shall be deemed to constitute a Borrower Order for all purposes hereunder or thereunder.

ARTICLE II

THE FACILITY, LENDING PROCEDURES AND NOTES

Section 2.1            Loans.

(a) On the terms and subject to the conditions set forth in this Agreement, (i) each Revolving Lender hereby agrees to make advances to or on behalf of the Borrower (individually, a “Revolving Loan” and collectively the “Revolving Loans”) and (ii) the Swingline Lender hereby agrees to make Swingline Loans to or on behalf of the Borrower (individually, a “Swingline Loan” and collectively the “Swingline Loans”), in each case, from time to time on any ~~date~~Business Day (each such date on which a Loan is made, an “Loan Date”) during the period from the Effective Date to the end of the Revolving Period; provided that there shall be no more than two (2) Loan Dates (unless otherwise consented to by the Agent and each affected Lender) during any calendar week (for the avoidance of doubt, a Swingline Refund Date is not in and of itself a Loan Date); provided further that pursuant to Section 2.2(e) the Borrower shall be deemed to request that the Lenders make advances to the Unfunded Exposure Account on the last day of the Revolving Period to reduce the Exposure Amount Shortfall to zero. The Multicurrency Loans shall be made solely by the Multicurrency Lenders and the Dollar Loans shall be made solely by the Dollar Lenders, in each case in accordance with Section 2.2(d). Swingline Loans will only be funded in Dollars.

(b) Each Term Lender hereby agrees to make advances to or on behalf of the Borrower (individually, a “Term Loan” and collectively the “Term Loans”) on the related Funding Date, pursuant to an Assignment Agreement or on any Conversion Date during the period from the Effective Date until the Term Commitment Termination Date, in each case, in an aggregate principal amount at any one time outstanding up to but not exceeding (i) such Term Lender’s Term Commitment and (ii) as to all Term Lenders, the Total Term Commitment at such time. The Multicurrency Loans shall be made solely by the Multicurrency Lenders and the Dollar Loans shall be made solely by the Dollar Lenders, in each case in accordance with Section 2.2(d).

(c) Under no circumstances shall any Lender make a Revolving Loan or a Swingline Loan if, after giving effect to such Loan and any purchase of Eligible Collateral Obligations in connection therewith, (i) an Unmatured Event of Default or an Event of Default would exist, (ii) if immediately after giving effect thereto, a Borrowing Base Deficiency would exist, (iii) the ~~Loans outstanding (using the Applicable Conversion Rate)~~Outstanding Loan Amount would exceed the Facility Amount, (iv) the Foreign Currency Loan Amount would exceed the Foreign Currency Sublimit on such day or (v) a violation of Applicable Law would occur. Subject to the terms of this Agreement, during the Revolving Period, the Borrower may borrow, reborrow, repay and prepay (subject to the provisions of Section 2.4) one or more Revolving Loans.

Section 2.2 Funding of Loans.

(a) Subject to the satisfaction of the conditions precedent set forth in Section 6.2, the Borrower may request Revolving Loans or Swingline Loans hereunder by giving notice to the Agent, each Lender Agent, the Swingline Lender (in the case of any Swingline Loan), the Collateral Administrator and the Collateral Agent of the proposed Revolving Loan or Swingline Loan: (i) for any Revolving Loan denominated in Dollars, (A) in the case of a Term SOFR Loan, not later than 11:00 a.m., New York City time, three (3) Business Days prior to the proposed Loan Date; provided that, such notice may be received not later than 1:00 p.m., New York City time, one (1) Business Day prior to the proposed Loan Date for funding on a best-efforts basis with respect to Société Générale as Lender; provided further that, each Lender other than Société Générale shall have the option, as specified in a written notice to the Borrower and the Agent (with a copy to the Collateral Agent), to fund Term SOFR Loans denominated in Dollars on a best-efforts basis pursuant to the foregoing proviso and (B) in the case of an ABR Loan, not later than 11:00 a.m., New York City time, one (1) Business Day prior to the proposed Loan Date; and (ii) for any Revolving Loan denominated in an Eligible Currency other than Dollars, not later than 11:00 a.m., in the Applicable Time Zone, three (3) Business Days prior to the proposed Loan Date and (iii) for any Swingline Loan, not later than 11:00 a.m., New York City time, one (1) Business Day prior to the proposed Loan Date. Such notice (herein called the “Loan Request”) shall be in the form of Exhibit C-1 and shall include (among other things) the proposed Loan Date and amount of such proposed Revolving Loan or Swingline Loan, and shall, if applicable, be accompanied by an Asset Approval Request setting forth the information required therein with respect to the Collateral Obligations to be acquired by the Borrower on the Loan Date (if applicable). Following receipt of a Loan Request, the Agent shall promptly distribute to the other parties hereto the allocation of such Revolving Loan or Swingline Loan among the Lenders in accordance with the Lenders’ respective Commitments. In the event of any change to the wiring instructions of the Collateral Agent set forth on Schedule 1 to the Loan Request, the Agent shall provide written notice of such change to each Lender Agent at least two (2)  Business Days prior to any proposed Loan Date. The amount of any Revolving Loan shall at least be equal to the least of (w) 500,000 CADs, $500,000, 500,000 Euros or 500,000 GBPs (or

such lower amount agreed to by the Agent and each affected Lender), (x) the (1) Borrowing Base on such day minus (2) the ~~Revolving~~ Loans outstanding on such day, (y) with respect to Multicurrency Loans, the Foreign Currency Sublimit on such day minus the Foreign Currency Loan Amount on such day and (z) the (1) Facility Amount on such day minus (2) the ~~Revolving~~ Loans outstanding on such day before giving effect to the requested Loan as of such date. Any Loan Request given by the Borrower pursuant to this Section 2.2, shall be irrevocable and binding on the Borrower; provided that in the event that the Borrower has submitted a Loan Request but fails to borrow, the Borrower shall pay any breakage costs actually incurred by the Lender in connection with such Loan Request. Neither the Agent nor the Collateral Agent shall have any obligation to lend funds hereunder in its capacity as Agent or Collateral Agent, as applicable. Subject to receipt by the Lenders and the Collateral Agent of a Loan Request timely delivered in accordance with this Section 2.2(a), and the Collateral Agent’s receipt of such funds from the Lenders, the Collateral Agent shall make the proceeds of such requested Revolving Loans or Swingline Loans available to the Borrower by deposit to the applicable Account as may be designated by the Borrower (in the applicable Loan Request) in same day funds no later than 2:00 p.m. for funds denominated in Dollars (or 11:00 a.m. for funds denominated in any Eligible Currency other than Dollars), New York City time, on such Loan Date.

(b) Committed Lender’s Commitment. Notwithstanding anything contained in this Agreement to the contrary, (i) no Committed Lender shall be obligated to provide its Lender Agent or the Borrower with funds in connection with a Revolving Loan in an amount that would result in the portion of the Revolving Loans then funded by it exceeding its Revolving Commitment then in effect and (ii) the Swingline Lender shall not be obligated to provide the Borrower with funds in connection with a Swingline Loan in an amount that would result in the Swingline Loans outstanding on the corresponding Loan Date (on a pro forma basis after taking into account any refund to occur on such date pursuant to Section 2.11) to exceed its Swingline Commitment then in effect. The obligation of the Committed Lender in each Lender Group or Swingline Lender to remit any Revolving Loan or Swingline Loan shall be several from that of the other Lenders, and the failure of any Committed Lender to so make such amount available to its Lender Agent or the failure of any Swingline Lender shall not relieve any other Committed Lender of its obligation hereunder.

(c)	Reserved.

(d)	Currency Commitment Provisions.

(i)	Each Lender hereby agrees that (A) each Multicurrency Loan shall be funded in its entirety by the Multicurrency Lenders or (B) each Loan funded in Dollars shall be funded in its entirety by the Dollar Lenders or the Multicurrency Lenders, as applicable.

(ii)	On each FX Evaluation Date, (A) the Servicer shall calculate the Borrowing Base and deliver such calculation to the Agent and (B) the Agent shall deliver in accordance with Section 17.4 to the Collateral Administrator and the Servicer such calculation of the Borrowing Base. If on any date any Lender has provided written notice to the Agent that such Lender requests a reallocation under this Section 2.2(d)(ii) and the Agent shall agree in its sole discretion to such reallocation, the Agent shall deliver, as directed by the Servicer or such Lender, as applicable, in accordance with Section 17.4 to each Lender Agent (with a copy to the Collateral Administrator and the Collateral Agent) a notice in the form of Exhibit C-4 (each, an “FX Reallocation Notice”). Each Lender agrees to comply with the direction provided in the FX Reallocation Notice. Each such purchase and sale of Loans outstanding shall occur on the second Business Day following delivery of the related FX Reallocation Notice (or, if the related FX Reallocation Notice is delivered to any Lender after 4:00 p.m. in the Applicable Time Zone, on the third Business Day following delivery of such FX Reallocation Notice).

(iii)	Notwithstanding anything to the contrary herein, at no time shall (x) any Multicurrency Lender have any obligation to fund any Multicurrency Loan in any currency other than Euros, GBPs, CADs or Dollars or (y) any Dollar Lender have any obligation to fund any Loan in an Eligible Currency other than Dollars.

(e)	Notwithstanding anything to the contrary herein (including, without limitation, the occurrence of an Event of Default), if, upon the earlier to occur of the end of the Revolving Period or the Facility Termination Date, the amount on deposit in the Unfunded Exposure Account is less than the aggregate of all Exposure Amounts, the Borrower shall be deemed to have requested a Loan in an amount of such shortfall (the “Exposure Amount Shortfall”), which Loan shall be deposited into the Unfunded Exposure Account.

Section 2.3        Notes.

The Borrower shall, upon request of any Lender Group or Swingline Lender, on or after such Lender Group or Swingline Lender becomes a party hereto (whether on the Effective Date or by assignment or otherwise), execute and deliver a Note evidencing the Loans of such Lender Group or Swingline Lender. Each such Note shall be payable to the Lender Agent for such Lender Group or to the order of the Swingline Lender, as applicable, in a face amount equal to the applicable Lender Group’s Commitment or the Swingline Lender’s Swingline Commitment as of the Effective Date or the effective date on which such Lender Group or Swingline Lender becomes a party hereto, as applicable. The Borrower hereby irrevocably authorizes each Lender Agent and the Swingline Lender to make (or cause to be made) appropriate notations on the grid attached to the Notes (or on any continuation of such grid, or at the option of such Lender Agent, in its records), which notations, if made, shall evidence, inter alia, the date of the outstanding principal of the Loans evidenced thereby and each payment of principal thereon. Such notations shall be rebuttably presumptive evidence of the subject matter thereof absent manifest error; provided, that the failure to make any such notations shall not limit or otherwise affect any of the Obligations or any payment thereon.

Section 2.4 Repayment, Prepayments and Conversion.

(a)	The Borrower shall repay the Revolving Loans and the Swingline Loans outstanding (i) on each Distribution Date to the extent required to be repaid hereunder and funds are available therefor pursuant to Section 8.3, (ii) in full on the Facility Termination Date and (iii) to cure any Borrowing Base Deficiency.

(b)         Prior to the Facility Termination Date, the Borrower may, from time to time, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Revolving Loan or Swingline Loan using Principal Collections on deposit in the applicable Principal Collection Account or other funds available to the Borrower on such date; provided that:

(i)         all such voluntary prepayments shall require prior written notice (which may be conditional) to the Agent (or the Swingline Lender, in the case of a Swingline Loan) (with a copy to the Collateral Agent, the Collateral Administrator and each Lender Agent) by 11:00 a.m. in the Applicable Time Zone one (1) Business Day prior to such voluntary prepayment;

(ii)         all such voluntary partial prepayments shall be in a minimum amount of 500,000 CADs, $500,000, 500,000 Euros or 500,000 GBPs (or such lower amount agreed to by the Agent and each affected Lender); and

(iii)          each prepayment shall be applied in accordance with the written direction of the Agent on the Business Day received by the Collateral Agent if received by 3:00 p.m., New York City time, on such day, or if received later, on the immediately succeeding Business Day, by the Collateral Agent as Amount Available constituting Principal Collections pursuant to Section 8.3(a) as if (x) the date of such prepayment were a Distribution Date and (y) such prepayment occurred during the Collection Period to which such Distribution Date relates.

Each such prepayment shall be subject to the payment of any amounts required by Section 2.5(b) as well as any actually-incurred breakage costs (if any) resulting from a prepayment or payment.

(c)         Conversion of Revolving Loans to Term Loans.

(i)         At any time during the Revolving Period, the Agent may request (with notice to the Borrower, the Servicer and the Collateral Agent) that any portion (such portion, the “Requested Conversion Portion”) of the outstanding Revolving Loans be converted to a Term Loan equal to such Requested Conversion Portion, subject to the prior written consent of the Borrower and the applicable Revolving Lender(s) in accordance with Section 2.4(c)(ii); provided that, on July 26, 2024, $100,000,000 of the outstanding Revolving Loans shall be automatically converted to Term Loans without the prior written consent of the Borrower.

(ii)         If, on a proposed Conversion Date, the Borrower and each applicable Revolving Lender has~~, in its sole discretion,~~ given its prior written consent to conversion of the Requested Conversion Portion into a Term Loan as of such Conversion Date, then, on such Conversion Date, (A) the outstanding principal amount of the applicable Revolving Lender’s Revolving Loans shall be reduced by the Requested Conversion Portion and the amount of such reduction shall be converted into a Term Loan equal to such Requested Conversion Portion and (B) the Revolving Commitments of such Lender shall be permanently reduced by such Requested Conversion Portion.

(iii)          For all purposes hereunder, the Revolving Loans converted on each Conversion Date shall, as of such date, constitute and be referred to and treated for all purposes as a Term Loan hereunder. Any converting Lender and the Borrower shall cooperate to evidence the repayment and cancellation of any related Note evidencing such Lender’s Revolving Loans (or portion thereof) being converted into a Term Loan.

(d)         Conversion of Term Loans to Revolving Loans. At any time during the Revolving Period, any Term Lender affiliated with the Agent (and the Agent itself) may convert (with the prior written consent of the Borrower, and notice to the Servicer and the Collateral Agent) any portion of ~~a~~such Lender’s Term Loan to a Revolving Loan.

Section 2.5          Permanent Reduction of Facility Amount.

(a) The Borrower may at any time upon five Business Days’ prior written notice (which may be conditional) to the Agent, each Lender Agent and the Collateral Agent, permanently reduce the Facility Amount, subject to Section 2.5(c), in whole or in part, upon payment of any Daily Commitment Fees, by any pro rata amount that the Facility Amount exceeds the aggregate outstanding principal amount of all Loans (after giving effect to any concurrent prepayment thereof); provided that, no Daily Commitment Fees shall be payable if a Non-Approval Event has occurred and is continuing. In connection with any permanent reduction of the Facility Amount under this Section 2.5(a), the Revolving Commitment of each Revolving Lender shall automatically, and without any further action by any party, be reduced pro rata with all other Revolving Lenders such that the sum of all Revolving Commitments, taken together with the Term Loans, will equal the newly reduced Facility Amount.

(b)          The Borrower may upon at least two (2) Business Days’ notice (which notice may be conditional, and shall contain a certificate of an authorized officer of the Borrower certifying as to the satisfaction of the requirements set forth in this Section 2.5(b) with respect to such proposed prepayment) to the Agent (with a copy to the Collateral Agent), prepay and permanently reduce all or any portion of the Loans then outstanding, by paying to the Collateral Agent for the account of the Lenders the principal amount to be prepaid (from amounts on deposit in the applicable Principal Collection Account) together with accrued interest (including any accrued and unpaid interest amounts) thereon and fees owing under the Fee Letter, if any, up to or on the date of prepayment (from amounts on deposit in the Collection Account constituting Interest Collections) and the Agent shall provide written instructions to the Collateral Agent with respect to the application of such amounts; provided that, no such fees owing under the Fee Letter that would otherwise be payable in connection with a prepayment and permanent reduction of the Loans then outstanding shall be payable if a Non-Approval Event has occurred and is continuing. Any prepayments of Loans made pursuant to this Section 2.5(b) shall (y) be allocated between the Revolving Loans and the Term Loans based on, with respect to principal, the Principal Allocation Formula, and with respect to interest and any other payments on a pro rata basis and (x) result in the reduction and termination, of the Revolving Commitments and Term Commitments on a dollar-for-dollar basis.

(c)          In connection with any prepayment or cancellation of Commitments pursuant to this Section 2.5, any Lender affiliated with the Agent (and the Agent itself) shall have the option to purchase a Term Loan pro rata at par in order to maintain their current percentage of the aggregate amount of the existing Commitments after giving effect to such prepayment or cancellation (such purchases and sales of Term Loans being a “Rebalancing”). In connection with any Rebalancing, each Term Lender shall sell its pro rata portion of such Term Loan to the Lender that is an Affiliate of the Agent (or is itself the Agent).

Section 2.6          Change in Advance Rate.

The Advance Rate previously assigned by the Agent to any Eligible Collateral Obligation shall not change, except for the following events:

(a)         during the Revolving Period, if the Diversity Score increases resulting in a change to the Advance Rate, as long as (i) the Borrower notifies the Agent of such increase of Diversity Score and (ii) the Borrower notifies the Agent that no Evaluation Event has occurred relating to such Eligible Collateral Obligation, the Advance Rate applicable to such Eligible Collateral Obligation shall be revised upward pursuant to the guidelines set forth in the definition of Advance Rate;

(b)         during the Revolving Period, if the Diversity Score decreases resulting in a change to the Advance Rate, upon notice from the Agent to the Borrower, the Agent may revise the Advance Rate applicable to such Eligible Collateral Obligation lower pursuant to the guidelines set forth in the definition of Advance Rate;

(c)         except as set forth in the foregoing clauses (A) and (B), if no Evaluation Event occurs with respect to an Eligible Collateral Obligation, the Advance Rate for such Eligible Collateral Obligation shall be the Advance Rate assigned to such Eligible Collateral Obligation as of the related Cut-Off Date; ~~or~~

(d)         if an Evaluation Event occurs with respect to an Eligible Collateral Obligation, the Agent shall have the right to adjust the Advance Rate for such Eligible Collateral Obligation in accordance with the following; provided that, after giving effect to any such adjustment, the Advance Rate shall not exceed the Advance Rate applicable to such Eligible Collateral Obligation immediately prior to such Evaluation Event:

~~(x)      if an Eligible Collateral Obligation is a Broadly Syndicated Loan and an Evaluation Event occurs with respect to such Collateral Obligation, then the Agent shall revise the Advance Rate applicable to such Eligible Collateral Obligation to equal the Revised BSL Advance Rate;~~

(x)       ~~(y)~~ if an Eligible Collateral Obligation is not a Broadly Syndicated Loan and an Evaluation Event occurs with respect to such Collateral Obligation, then the Agent may revise the Advance Rate applicable to such Eligible Collateral Obligation to equal the Revised MML Advance Rate; and

(y)      (z) if an Eligible Collateral Obligation is a Recurring Revenue Loan and an Evaluation Event occurs with respect to such Collateral Obligation, then the Agent may revise the Advance Rate applicable to such Eligible Collateral Obligation in its sole discretion; or

(e)         if an Eligible Collateral Obligation is a Broadly Syndicated Loan, then the Agent shall revise the Advance Rate applicable to such Eligible Collateral Obligation to equal the Revised BSL Advance Rate; provided that the BSL Advance Rate Adjustment Factor shall be updated no less than weekly.

Section 2.7           Increase in Facility Amount.

The Borrower may, at any time after the Effective Date, deliver a written notice to the Agent (who shall forward a copy to each Lender Group and the Collateral Agent) (x) certifying that no Event of Default or Unmatured Event of Default has occurred and is continuing and (y) requesting an increase of the Facility Amount to an amount not to exceed $~~750,000,000~~2,000,000,000 (the amount so requested being the “Increased Facility Amount”); provided that, if the Facility Amount equals or exceeds $1,000,000,000, any such increase to the Facility Amount shall be applied solely to the Revolving Commitments. The Facility Amount shall, with the prior written consent of the Agent (which consent may be conditioned on one or more conditions precedent in its sole discretion), be so increased to the Increased Facility Amount on the later of (x) the fifth (5th) Business Day immediately following the receipt of such written notice by the Agent, each Lender Group and the Collateral Agent and (y) the date on which Lenders (which may include new Lenders) have executed such documentation as the Agent may reasonably require to evidence increased Commitments or new Commitments which, together with all other Commitments in effect at such date, equal in the aggregate the Increased Facility Amount. Without limiting the foregoing, the Borrower may, with the prior written consent of the Agent (which consent may be conditioned on one or more conditions precedent in its sole discretion) and notice to the Collateral Agent, (i) increase the Commitment of the existing Lender Groups (pro rata) with the consent of each such Lender Group, (ii) add additional Lender Groups and/or (iii) increase the Commitment of any Lender Group with the consent of such Lender Group, in each case, which shall increase the Facility Amount by the amount of the increased or new Commitment of each such existing or additional Lender Group. Notwithstanding anything herein to the contrary, no Lender shall have any obligation to increase its Commitment and no Lender’s Commitment shall be increased without its consent thereto, and each Lender may at its option, unconditionally and without cause, decline to increase its Commitment.

Section 2.8           Facility Termination Date.

Each Term Loan shall be paid in full by the Borrower on the Facility Termination Date.

Section 2.9           Defaulting Lender.

(a) Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(i)         any payment of principal, interest, fees or other amounts received by the Collateral Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, or otherwise), shall be applied at such time or times as may be determined by the Agent and with written instruction to the Collateral Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Agent or the Swingline Lender, as applicable, hereunder; second, as the Borrower may request (so long as no Event of Default or Unmatured Event of Default exists (except to the extent caused by such Defaulting Lender, as determined by the Agent in its sole discretion)), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Agent; third, if so determined (x) by the Agent or the Borrower or (y) by the Swingline Lender and the Borrower in accordance with Section 2.11, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund future Loans under this Agreement or for the refunding of any Swingline Loan, as applicable; fourth, to the payment of any amounts owing to the other Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Event of Default or Unmatured Event of Default exists (except to the extent caused by such Defaulting Lender, as determined by the Agent in its sole discretion), to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided, that if such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, such payment shall be applied solely to pay the Loans of all non-Defaulting Lenders or Swingline Lender, as applicable, on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.9 shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto;

(ii)         during any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Swingline Loans pursuant to Section 2.11, the “Pro Rata Share” of each non-Defaulting Lender shall be computed without giving effect to the Commitment of that Defaulting Lender; provided that, each such reallocation shall be given effect only if the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Swingline Loans shall not exceed the positive difference, if any, of (A) the Commitment of that non-Defaulting Lender minus (B) the aggregate outstanding principal amount of the Loans of that Lender;

(iii)          promptly on demand by the Swingline Lender or the Agent from time to time, the Borrower shall prepay Swingline Loans in an amount of all Fronting Exposure with respect to the Swingline Lender (after giving effect to clause (ii) above); and

(iv)         ~~(ii)~~ such Defaulting Lender shall not be entitled to receive any Daily Commitment Fee for any period during which that Lender is a Defaulting Lender (and under no circumstance shall the Borrower retroactively be or become required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender).

(b)         If the Agent, the Swingline Lender and the Borrower determine in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), such Lender will, to the extent applicable, purchase that portion of Loans outstanding of the other Lenders or take such other actions as the Agent may determine to be necessary to cause the Loans to be held on a pro rata basis by the Lenders, whereupon that Lender will cease to be a Defaulting Lender; provided, that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Section 2.10         Borrowing Base Deficiency.

Subject to Section 13.1(e), if any Borrowing Base Deficiency exists, then the Borrower may eliminate such Borrowing Base Deficiency in its entirety by effecting one or more (or any combination thereof) of the following actions: (a) deposit into or credit to the Collection Account cash and Permitted Investments, (b) repay Loans, (c) sell Collateral Obligations in accordance with Section 7.8 or (d) during the Revolving Period, pledge additional Collateral Obligations as Collateral.

Section 2.11         Refunding of Swingline Loans.

(a)         Each Swingline Loan shall be refunded by the Revolving Lenders on the fifth Business Day after the corresponding Loan Date of such Swingline Loan (each such date, a “Swingline Refund Date”). Such refundings shall be made by the Revolving Lenders in accordance with their respective Pro Rata Shares and shall thereafter be reflected as Revolving Loans by the Revolving Lenders on the books and records of the Agent. Each Revolving Lender shall fund its respective Pro Rata Share of Revolving Loans as required to repay Swingline Loans outstanding to the Swingline Lender no later than 11:00 a.m. on the applicable Swingline Refund Date.

(b)          If any Revolving Lender did not fund its Pro Rata Share of a Swingline Loan on the applicable Swingline Refund Date (such amount which was not funded, the “Unfunded Swingline Refund Amount”), the Borrower shall be deemed (without any additional action required) to request a Revolving Loan in an amount equal to the Unfunded Swingline Refund Amount. The Agent shall give notice of any such deemed Revolving Loan request to the Revolving Lenders. When received, the proceeds of such Revolving Loan shall be applied to refund each Swingline Lender which was not refunded on the Swingline Refund Date.

(c)        Each Lender acknowledges and agrees that its obligation to refund Swingline Loans in accordance with the terms of this Section is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, non-satisfaction of the conditions set forth in Section 3.2. Further, each Lender agrees and acknowledges that if prior to the refunding of any outstanding Swingline Loans pursuant to this Section 2.11, an Insolvency Event relating to the Borrower shall have occurred, each Lender will, on the date the applicable Loan would have been made, purchase an undivided participating interest in the Swingline Loan to be refunded in an amount equal to its Pro Rata Share of the aggregate amount of such Swingline Loan. Each Lender will immediately transfer to the Swingline Lender, in immediately available funds, the amount of its participation and upon receipt thereof the Swingline Lender will deliver to such Lender a certificate evidencing such participation dated the date of receipt of such funds and for such amount. Whenever, at any time after the Swingline Lender has received from any Lender such Lender’s participating interest in a Swingline Loan, the Swingline Lender receives any payment on account thereof, the Swingline Lender will distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded).

(d)        Notwithstanding anything to the contrary contained in this Section 2.11, the Swingline Lender shall not be obligated to make any portion of a Swingline Loan attributable to any Defaulting Lender, unless the Swingline Lender has entered into arrangements (which may include the delivery of cash collateral) with the Borrower or such Defaulting Lender which are satisfactory to the Swingline Lender to eliminate the Swingline Lender’s Fronting Exposure (after giving effect to Section 2.9(a)(ii)) with respect to any such Defaulting Lender.

ARTICLE III

INTEREST, ETC.

Section 3.1          Interest and Daily Commitment Fee.

(a) The Borrower hereby promises to pay, on the dates specified in Section 3.2, Interest on the unpaid principal amount of each Loan (or each portion thereof) for the period commencing on the applicable Loan Date until such Loan is paid in full. No provision of this Agreement or the Notes shall require the payment or permit the collection of Interest in excess of the maximum permitted by Applicable Law.

(b)         The Borrower shall pay (x) the aggregate Daily Commitment Fee on the dates specified in ~~Section 3.2~~the applicable Fee Letter and (y) the Upfront Fee on the Effective Date and any other date specified in the applicable Fee Letter.

Section 3.2          Interest Distribution Dates.

Interest accrued on each Loan (including any previously accrued and unpaid Interest) ~~and the aggregate Daily Commitment Fee on such date as described below~~ shall be payable, without duplication:

(a)         on the Facility Termination Date;

Section 2.2(a), together with all items required to be delivered in connection therewith, (ii) in connection with the funding of any Swingline Loan pursuant to Section 2.2(a), the Collateral Agent, the Swingline Lender and the Agent shall have received the Loan Request for such Swingline Loan in accordance with Section 2.2(a), together with all items required to be delivered in connection therewith and (~~ii~~iii) in connection with any Reinvestment, the Collateral Agent, Collateral Administrator, each Lender Agent and the Agent shall have received the Reinvestment Request for such reinvestment in accordance with Section 8.3(b), together with all items required to be delivered in connection therewith;

(c)	Revolving Period. The Revolving Period shall not have ended;

(d)	Document Checklist. The Agent, the Collateral Administrator, the

Document Custodian and each Lender Agent shall have received a Document Checklist for each Eligible Collateral Obligation to be added to the Collateral on the related Funding Date;

(e) Borrowing Base Confirmation. The Collateral Agent, the Collateral Administrator, each Lender Agent and the Agent shall have received an Officer’s Certificate of the Borrower or the Servicer (which may be included as part of the Loan Request or Reinvestment Request) computed as of the date of such request and after giving effect thereto and to the purchase by the Borrower of the Collateral Obligations to be purchased by it on such date (if any), demonstrating that the aggregate principal amount of all outstanding Loans shall not exceed the Borrowing Base and there is no Borrowing Base Deficiency and the Foreign Currency Loan Amount will not exceed the Foreign Currency Sublimit, calculated as of the Funding Date as if the Collateral Obligations purchased by the Borrower on such Funding Date were owned by the Borrower;

(f)	Reserved;

(g)	Reserved;

(h)	Agent Approval. In connection with the acquisition of any Collateral

Obligation (other than a Non-Approval Collateral Obligation) by the Borrower, the Borrower shall have received a copy of an Approval Notice with respect to such Collateral Obligation;

(i)          Permitted Use. The proceeds of any Loan will be used solely by the Borrower for general corporate purposes consistent with the terms hereof, which, for the avoidance of doubt, include dividends and distributions to the Equityholder permitted pursuant to Section 10.16, or to acquire Collateral Obligations as identified on the applicable Asset Approval Request or to satisfy any unfunded commitments in connection with any Variable Funding Asset;

(j)          Payment of Fees. The Agent shall have received evidence, to its sole satisfaction, that all Fees and expenses due to the Lenders on the Effective Date have been paid in full;

(k)          Borrower’s Certification. The Borrower shall have delivered to the Collateral Agent, each Lender Agent, the Swingline Lender (in the case of any Swingline Loan) and the Agent an Officer’s Certificate (which may be included as part of the Loan Request or Reinvestment Request) dated the date of such requested Revolving Loan, Swingline Loan or

Section 7.2           Resignation and Removal of the Servicer; Appointment of Successor Servicer.

(a)     If a Servicer Event of Default shall occur and be continuing, the Agent by written notice given to the Servicer (with a copy to the Collateral Agent and each Lender), may terminate all of the rights and obligations of the Servicer and appoint a successor (with the consent of the Required Lenders) pursuant to the terms hereof. In addition, if the Servicer is terminated upon the occurrence of a Servicer Event of Default, the Servicer shall, if so requested by the Agent, acting at the direction of the Required Lenders, deliver to any successor Servicer copies of its Records within five (5) Business Days after demand therefor and a computer tape (or any other means of electronic transmission acceptable to such successor Servicer) containing as of the close of business on the date of demand all of the data maintained by the Servicer in computer format in connection with managing the Collateral Obligations.

(b)          The Servicer shall not resign from the obligations and duties imposed on it by this Agreement as Servicer, unless the effectiveness of any material change in Applicable Law renders the performance by the Servicer of its duties hereunder to be a violation of such Applicable Law.

(c)          Any Person (i) into which the Servicer may be merged or consolidated in accordance with the terms of this Agreement, (ii) resulting from any merger or consolidation to which the Servicer shall be a party, (iii) acquiring by conveyance, transfer or lease substantially all of the assets of the Servicer, or (iv) succeeding to the business of the Servicer in any of the foregoing cases, shall execute an agreement of assumption to perform every obligation of the Servicer under this Agreement and, whether or not such assumption agreement is executed, shall be the successor to the Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding.

(d)          Subject to the last sentence of this Section 7.2(d), until a successor Servicer has commenced servicing activities in the place of ~~ARES STRATEGIC INCOME FUND, ARES STRATEGIC INCOME FUND~~Ares Strategic Income Fund, Ares Strategic Income Fund shall continue to perform the obligations of the Servicer hereunder. On and after the termination of the Servicer pursuant to this Section 7.2, the successor Servicer appointed by the Agent (with the consent of the Required Lenders) shall be the successor in all respects to the Servicer in its capacity as Servicer under this Agreement and the transactions set forth or provided for in this Agreement and shall be subject to all the rights, responsibilities, restrictions, duties, liabilities and termination provisions relating thereto placed on the Servicer by the terms and provisions of this Agreement. The Servicer agrees to cooperate and use reasonable efforts in effecting the transition of the responsibilities and rights of managing of the Collateral Obligations, including the transfer to any successor Servicer for the administration by it of all cash amounts that shall at the time be held by the Servicer for deposit, or have been deposited by the Servicer, or thereafter received with respect to the Collateral Obligations and the delivery to any successor Servicer in an orderly and timely fashion of all files and records in its possession or reasonably obtainable by it with respect to the Collateral Obligations containing all information necessary to enable the successor Servicer to service the Collateral Obligations.

privileges and qualification has had, or would reasonably be expected to have, a Material Adverse Effect.

(c)          Books and Records. The Borrower shall cause the Servicer to keep proper books of record and account in which full and correct entries shall be made of all financial transactions and the assets and business of the Servicer in accordance with Appropriate Accounting Principles, maintain and implement administrative and operating procedures, and keep and maintain all documents, books, records and other information necessary or reasonably advisable for the collection of all Collateral Obligations.

(d)         Other. The Servicer will promptly furnish to the Borrower and the Agent such other information, documents, records or reports respecting the Collateral as the Agent may from time to time reasonably request in order to protect the interests of the Agent, the Collateral Agent or the Secured Parties under or as contemplated by this Agreement, in each case, to the extent such information, documents, records or reports have been (or will be) prepared or received by the Servicer.

(e)          ERISA. The Borrower shall cause the Servicer to give the Agent and each Lender Agent prompt written notice of any event that would result in the imposition of a Lien on the Collateral under Section 430 of the Code or Section 303(k) or 4068 of ERISA. The Borrower shall not permit the Servicer to, cause or permit to occur an event that would result in the imposition of a Lien on the Collateral under Section 430 of the Code or Section 303(k) or 4068 of ERISA.

(f)          Performance and Compliance with Collateral. The Servicer will exercise its rights hereunder in order to permit the Borrower to duly fulfill and comply with all obligations on the part of the Borrower to be fulfilled or complied with under or in connection with each item of Collateral in all material respects and will take all necessary action to preserve the first priority security interest (subject to Permitted Liens) of the Collateral Agent for the benefit of the Secured Parties in the Collateral and shall comply with the Servicer Standard in all material respects with respect to all Collateral Obligations.

(g)          Liens. The Servicer shall not create, incur, assume or permit to exist any Lien with respect to the Collateral Obligations (or any portion thereof) pledged hereunder or any other Collateral pledged hereunder other than Permitted Liens.

(h)          Servicer Obligations. (i) The Servicer shall not agree to any amendment, waiver or other modification of any Transaction Document to which it is a party and to which the Agent is not a party in a manner materially adverse to the Agent or any Lender without the prior written consent of the Agent; (ii) upon the occurrence and during the continuation of an Event of Default or if such Material Modification would result in an Event of Default, neither the Borrower (nor the Servicer on behalf of the Borrower) shall agree to a Material Modification with respect to any Collateral Obligation without the prior written consent of the Agent and the Required Lenders; ~~or~~and (iii) the Servicer shall not interpose any claims, offsets or defenses it may have as against the Borrower as a defense to its performance of its obligations in favor of any Affected Person hereunder or under any other Transaction Documents.

(i)          From the Interest Collection Account, the Amount Available constituting Interest Collections for such Distribution Date in the following order of priority:

(A)         FIRST, to the payment of Taxes and governmental fees owing by the Borrower, if any, which expenses shall not exceed $25,000 on any Distribution Date;

(B)         SECOND, based on amounts owed to such Persons pursuant to the Transaction Documents, to the payment of accrued and unpaid Administrative Expenses in the order set forth in the definition thereof, up to the Administrative Expenses Cap;

(C)         THIRD, to the Servicer (unless waived or deferred in whole or in part by the Servicer), any accrued and unpaid Primary Servicer Fee for the related Collection Period;

(D)         FOURTH, pro rata, based on the amounts owed to such Persons under this Section 8.3(a)(i)(D), (1) to the Lenders, an amount equal to the Interest on the Loans accrued during the Accrual Period with respect to such Distribution Date (and any Interest with respect to any prior Accrual Period to the extent not paid on a prior Distribution Date) and (2) to the Agent and the Lender Agents on behalf of their respective Lenders, all accrued and unpaid Fees due to the Lenders, the Lender Agents and the Agent;

(E)         FIFTH, ~~during the Revolving Period,~~ if any Borrowing Base Deficiency exists as a result of a shortfall in the Unfunded Exposure Amount, to the Unfunded Exposure Account in an amount necessary to cause the amount on deposit in the Unfunded Exposure Account to equal the aggregate amount of all Unfunded Exposure Equity Amounts;

(F)         SIXTH, ~~during the Revolving Period,~~ (x) first, to the Lender Agents on behalf of their respective Revolving Lenders pro rata in accordance with the amount of the outstanding Revolving Loans in the amount necessary to (1) reduce the Revolving Loans outstanding to an amount sufficient to cure any Borrowing Base Deficiency and/or (2) cause the Foreign Currency Loan Amount not to exceed the Foreign Currency Sublimit; and (y) thereafter, to the Lender Agents on behalf of their respective Term Lenders pro rata in accordance with the amount of the outstanding Term Loans in the amount necessary to (1) reduce the Term Loans outstanding to an amount sufficient to cure any Borrowing Base Deficiency and/or (2) cause the Foreign Currency Loan Amount not to exceed the Foreign Currency Sublimit;

(G)	Reserved;

(H)	Reserved;

such Reinvestment and (y) at or prior to 2:00 p.m., in the Applicable Time Zone, (A) two (2) Business Days prior to the proposed date of such Reinvestment (the “Reinvestment Date”) for Reinvestments in Dollar denominated Collateral Obligations and (B) five (5) Business Days prior to the proposed Reinvestment Date for Reinvestments in non-Dollar denominated Collateral Obligations. Such notice (the “Reinvestment Request”) shall be in the form of Exhibit C-2 and shall include (among other things) the proposed Reinvestment Date, the amount of such proposed Reinvestment and a Schedule of Collateral Obligations setting forth the information required therein with respect to the Collateral Obligations to be acquired by the Borrower on the Reinvestment Date (if applicable);

(ii)          each condition precedent set forth in Section 6.2, other than those set forth in clauses (i) and (m) thereof, shall be satisfied;

(iii)           upon the written request of the Borrower (or the Servicer on its behalf) delivered to the Collateral Agent no later than 11:00 a.m. New York City time on the Reinvestment Date, the Collateral Agent shall have provided to the Agent and each Lender Agent by facsimile or e-mail (to be received no later than 2:00 p.m. in the Applicable Time Zone on that same day) a statement reflecting the total amount on deposit on such day in the Collection Account; and

(iv)	(x) no EU/UK Retention Deficiency has occurred that is continuing; and (y) no EU Transparency Requirements Satisfaction Deficiency has occurred that is continuing.

Subject to the Collateral Agent’s receipt of an Officer’s Certificate of the Servicer as to the satisfaction of the conditions precedent set forth in Section 6.2 (other than clauses (i) and (m) thereof) and this Section 8.3 (which Officer’s Certificate shall be deemed given upon delivery of any instructions to the Collateral Agent to release funds hereunder), the Collateral Agent will release funds from the Collection Account to the Borrower in an amount not to exceed the lesser of (A) the amount requested by the Borrower and (B) the amount of Collections on deposit in the Collection Account.

(c)          At any time, the Borrower may withdraw from the Principal Collection Account the proceeds of any Loan on deposit therein solely for the purpose of settling any pending acquisition of an Eligible Collateral Obligation.

(d)	Reserved.

(e)         For purposes of this Section 8.3, any amounts on deposit in the applicable Collection Account denominated in any Eligible Currency shall be applied on any applicable distribution date (i) first, to make payments in such Eligible Currency and (ii) second, to make payments in any other Eligible Currency (pro rata based on available amounts from each other Eligible Currency), as converted by the Collateral Agent (at the direction of the Servicer) using the Applicable Conversion Rate, provided that, if an Event of Default has occurred and is continuing, for the purposes of payments of principal of or Interest on the Loans and other amounts due to the Lenders pursuant to Section 8.3(a), any amounts on deposit in the applicable

Collection Account shall be distributed to the Lenders on a pro rata basis. The Servicer shall instruct the Collateral Agent including by the delivery of the related Monthly Report, no later than three (3) Business Days prior to each Distribution Date, to convert amounts on deposit in the applicable Collection Account into the respective Eligible Currencies to the extent necessary to make payments pursuant to this Section 8.3, as applicable (as determined by the Servicer). All risk and expense incident to such conversion is the responsibility of the Borrower and the Collateral Agent shall have (x) no responsibility for fluctuations in exchange rates affecting any Collections or conversion thereof and (y) to the extent it complies with the instructions provided by the Servicer in a non-grossly negligent manner, no liability for any losses incurred or resulting from the rates obtained in such foreign exchange transactions.

Section 8.4           Fees.

The Borrower shall pay, pursuant hereto, the Daily Commitment Fee and any other fees (collectively, “Fees”) in the amounts and on the dates set forth herein or in one or more fee letter agreements, dated on or after the date hereof, signed by the Borrower, the Agent and/or any applicable Lender Group (as any such fee letter agreement may be amended, restated, supplemented or otherwise modified from time to time, a “Fee Letter”).

Section 8.5           Monthly Report.

The Collateral Administrator shall prepare (based on information provided to it by the Servicer, the Agent, the Collateral Agent, the Lender Agents and the Lenders as set forth herein) a Monthly Report in the form of Exhibit D determined as of the close of business on each Determination Date and make available such Monthly Report to the Agent, each Lender Agent, the Borrower and the Servicer on each Reporting Date starting with the Reporting Date in September 2023. If any party receiving any Monthly Report disagrees with any items of such report, it shall contact the Collateral Administrator and notify it of such disputed item and provide reasonably sufficient information to correct such item, with (if other than the Agent) a copy of such notice and information to the Agent, each Lender Agent and the Servicer. Unless the Collateral Administrator is otherwise timely directed by the Agent, the Collateral Administrator shall distribute a revised Monthly Report on the Business Day after it receives such information. If the Collateral Administrator does not agree with any such correction or it is directed by the Agent that the Collateral Administrator should not make such correction, then the Collateral Administrator shall take such action as instructed by the Agent and shall have no responsibilities with respect to the applicable Monthly Report. The Agent’s reasonable determination with regard to any disputed item in the Monthly Report shall be final.

Without limiting the generality of the foregoing, in connection with the preparation of a Monthly Report, the Agent and the Lender Agents shall be responsible for providing to the Collateral Administrator the information required by Section 3.4 for part (d) of Exhibit D for such Monthly Report on which the Collateral Agent may conclusively rely. The Servicer shall review and verify the contents of the aforesaid reports (including the Monthly Report), instructions, statements and certificates. Upon receipt of approval from the Servicer, such reports, instructions, statements and certificates shall be executed by the Borrower and the Servicer and, in the case of the Monthly Report, the Monthly Report shall constitute an

(m)        (i) failure of the Borrower to maintain at least one Independent Manager or (ii) the removal of any Independent Manager without Cause or prior written notice to the Agent and each Lender Agent (in each case as required by the organizational documents of the Borrower); provided that, in the case of each of clause (i) and clause (ii) of this clause (m), the Borrower shall have five (5) Business Days to replace any Independent Manager upon the resignation, removal for Cause, death or incapacitation of the current Independent Manager;

(n)         the Borrower makes any assignment or attempted assignment of its respective rights or obligations under this Agreement or any other Transaction Document without first obtaining the specific written consent of the Agent and the Required Lenders, which consent may be withheld in the exercise of their sole and absolute discretion;

(o)         any court shall render a final, non-appealable judgment against the Borrower (i) in an amount in excess of $500,000 which shall not be satisfactorily stayed, discharged, vacated, set aside or satisfied within 60 days of the making thereof or (ii) for which the Agent shall not have received evidence satisfactory to it that an insurance provider for the Borrower or the Servicer, as applicable, has agreed to satisfy such judgment in full subject to any deductibles not exceeding $500,000; or the attachment of any material portion of the property of the Borrower which has not been released or provided for to the reasonable satisfaction of the Agent within thirty (30) Business Days after the making thereof;

(p)         the Borrower shall fail to qualify as a bankruptcy-remote entity based upon customary criteria such that neither Latham & Watkins LLP or any other reputable counsel could render a substantive nonconsolidation opinion with respect to the Borrower being substantively consolidated into the Equityholder upon an Insolvency Event with respect to the Equityholder; or

(q)         failure to pay, on the Facility Termination Date, all outstanding

Obligations.

Section 13.2         Effect of Event of Default.

(a)         Optional Termination. Upon notice by the Agent (acting at the direction of the Required Lenders) that an Event of Default (other than an Event of Default described in Section 13.1(d)) has occurred, the Revolving Period will automatically terminate and no Revolving Loans or Swingline Loans will thereafter be made, and the Agent (acting at the direction of the Required Lenders) may declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment (all of which are hereby expressly waived by the Borrower) and the Facility Termination Date shall be deemed to have occurred.

(b)         Automatic Termination. Upon the occurrence of an Event of Default described in Section 13.1(d), the Facility Termination Date shall be deemed to have occurred automatically, and all outstanding Loans under this Agreement and all other Obligations under this Agreement shall become immediately and automatically due and payable, all without as in effect in New York, the Borrower shall have the right to terminate this Agreement and obtain a release of all Collateral by delivering the full unpaid amount of all its Obligations to the Collateral Agent. Any such party may exercise such right by delivering written notice to the Agent (an “Exercise Notice”), with a copy to the Collateral Agent, which shall include a proposed purchase price and be delivered not later than three (3) Business Days after the date on which the Borrower first received notice from the Agent of the occurrence of such Event of Default and termination of the Commitments, and which Exercise Notice shall set forth evidence reasonably satisfactory to the Agent that the Equityholder has access to sufficient capital to consummate such purchase in accordance with this clause (c). Once an Exercise Notice is delivered to the Agent, the delivering party (or its designated Affiliate or managed fund) shall be obligated, irrevocably and unconditionally, to purchase the Collateral, at par, for settlement within the normal settlement period for such Collateral; provided that the cash purchase price thereof must be received no later than twelve (12) Business Days following delivery of the Exercise Notice. Neither the Collateral Agent, the Agent nor any Lender shall assert any right or remedy in respect of the Collateral, including any right described in Section 13.3(a) or Section 13.10, or cause the removal of the Servicer pursuant to Section ~~7.02~~7.2, or cause the liquidation or disposition of the Collateral Obligations to occur, in each case during the time that the Equityholder and its Affiliates are entitled to provide an Exercise Notice and purchase the Collateral pursuant to this Section 13.3(c).

Section 13.4         Collateral Agent May Enforce Claims Without Possession of Notes.

All rights of action and of asserting claims under the Transaction Documents, may be enforced by the Collateral Agent without the possession of the Notes or the production thereof in any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Collateral Agent shall be brought in its own name as Collateral Agent and any recovery of judgment, subject to the payment of the reasonable, out-of-pocket and documented expenses, disbursements and compensation of the Collateral Agent each predecessor Collateral Agent and their respective agents and attorneys, shall be for the ratable benefit of the holders of the Notes and other Secured Parties.

Section 13.5         Collective Proceedings.

In any proceedings brought by the Collateral Agent to enforce the Liens under the Transaction Documents (and also any proceedings involving the interpretation of any provision of any Transaction Document), the Collateral Agent shall be held to represent all of the Secured Parties, and it shall not be necessary to make any Secured Party a party to any such proceedings.

Section 13.6         Insolvency Proceedings.

In case there shall be pending, relative to the Borrower or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Collateral, proceedings under the Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Borrower, its property or such other obligor or Person, or in case of any other comparable judicial proceedings relative to the Borrower or other obligor upon the Notes, or to the creditors on the part of such former Agent or any of the parties to this Agreement. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Agent meeting the qualifications set forth in this Agreement. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date. With effect from the Resignation Effective Date (i) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Transaction Documents and (ii) except for any indemnity payments owed to the retiring Agent, all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Lender Agent directly, until such time, if any, as the Required Lenders appoint a successor Agent as provided for above. Upon acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Agent (other than liabilities of such retiring or removed Agent arising from or related to acts or omissions of such Agent prior to such acceptance and other than any rights to indemnity payments owed to the retiring or removed Agent), and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Transaction Documents. Any Lender Agent may resign as Lender Agent upon ten days’ notice to the Lenders in its Lender Group and the Agent (with a copy to the Borrower) with such resignation becoming effective upon a successor agent succeeding to the rights, powers and duties of the Lender Agent pursuant to this Section 14.8. If a Lender Agent shall resign as Lender Agent under this Agreement, then Lenders in its Lender Group holding greater than 50% of the outstanding Loans held by such Lender Group shall appoint a successor agent for such Lender Group. After any Note Agent’s resignation hereunder, the provisions of this Article XIV shall inure to its benefit as to any actions taken or omitted to be taken by it while it was a Note Agent under this Agreement. No resignation of any Lender Agent shall become effective until a successor Lender Agent shall have assumed the responsibilities and obligations of such Lender Agent hereunder; provided, that in the event a successor Lender Agent is not appointed within 60 days after such notice of its resignation is given as permitted by this Section 14.8, the applicable Lender Agent may petition a court for its removal.

Section 14.9         Note Agents in their Individual Capacity.

Each Note Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower or the Servicer as though such Note Agent were not a Lender Agent hereunder. Any Person which is a Note Agent may act as a Note Agent without regard to and without additional duties or liabilities arising from its role as such administrator or agent or arising from its acting in any such other capacity.

Section 14.10        Borrower Procedural Review.

The Borrower shall, at the Borrower’s expense, retain Protiviti, Inc. or another nationally recognized audit firm acceptable to the Agent in its sole discretion to conduct and complete a procedural review of the Collateral Obligations in compliance with the standards set forth on Exhibit B hereto once every 12-month period at the request of the Agent. The Borrower shall promptly forward the results of such audit to the Servicer, the Agent and each Lender.

So long as no Event of Default has occurred and is continuing, no Lender may make any assignment, and no such assignment shall be permitted without the prior written consent of the Agent and the Borrower (not to be unreasonably withheld, delayed or conditioned), provided that, the prior written consent of the Borrower shall not be required for any proposed assignment (i) to an Affiliate of such Lender; (ii) to another Lender hereunder; (iii) reserved; (iv) by a Conduit Lender to a Liquidity Bank, an Affiliate or its related Lender Agent or to a third party pursuant to the terms of a Liquidity Agreement; or (v) by any assignee of a conduit purchaser contemplated by clause (iv) above back to such Conduit Lender or an Affiliate; provided further that, unless otherwise consented to by the Borrower, which consent shall not be unreasonably withheld, delayed or conditioned, at all times (other than after the occurrence and during the continuation of an Event of Default) Société Générale and its Affiliates shall hold not less than 50% of the aggregate Undrawn Commitments and Loans outstanding at such time; provided further that, so long as no Event of Default has occurred and is continuing, the prior written consent of the Borrower shall be required for any proposed assignment to a Disqualified Institution. In connection with any assignment of any Commitment (or any portion thereof) or any Loan (or any portion thereof), the assignee shall execute and deliver to the Servicer, the Borrower, the Agent, the Collateral Administrator and the Collateral Agent a fully-executed Assignment Agreement substantially in the form of Exhibit I, together with a processing and recordation fee of $3,500 payable to the Agent, such fee to paid by either the assigning Lender or the assignee Lender or shared between such Lenders. Each Lender shall endorse the Notes to reflect any assignments made pursuant to this Article XV or otherwise.

The Agent, on behalf of and acting solely for this purpose as the nonfiduciary agent of the Borrower, shall maintain at its address specified in Section 15.4 or such other address as the Agent shall designate in writing to the Lenders, a copy of this Agreement and each signature page hereto and each Assignment and Acceptance delivered to and accepted by it and a register (the “Register”) for the recordation of (i) the names and addresses of the Lenders (ii) the amount of each Loan made hereunder by each Lender to the Borrower, (iii) the amount of any principal due and payable or to become due and payable from the Borrower to each Lender hereunder, (iv) the amount of any principal sum paid by the Borrower hereunder and each Lender’s share thereof and (v) the aggregate outstanding principal amount of the outstanding Loans maintained by each Lender under this Agreement (and any stated interest thereon) after giving effect to any assignment hereunder. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent, the Collateral Agent and the Lenders shall treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The entries maintained in the accounts and Register maintained pursuant Section 2.3(a) and Section 15.5(d) shall be prima facie evidence of the existence and amounts of the Loans therein recorded; provided that the failure of the Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement. The Register shall be available for inspection by the Borrower, the Collateral Agent or any Lender at any reasonable time and from time to time upon reasonable prior notice. A Loan (and a Note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and each Note, if any, shall expressly so provide). ~~The Administrative~~At the request of the Collateral Agent, the Borrower or any Lender, the Agent shall update and furnish to the Collateral Agent ~~and~~, the Borrower ~~from time to time at the request of the~~

~~Collateral Agent or the Borrower~~or any such Lender an updated version of Schedule 1 reflecting the then-current allocation of the Commitments.

For so long as the Borrower, the Equityholder, the Servicer or any Affiliate thereof (i) beneficially owns a Commitment or (ii) has entered into a sub-participation agreement relating to a Commitment or other agreement or arrangement having a substantially similar economic effect and such agreement or arrangement has not been terminated, in ascertaining (A) the Required Lenders or (B) whether (1) any given percentage (including, for the avoidance of doubt, unanimity) of the total Commitments or (2) the agreement of any specified group of Lenders, has been obtained to approve any request for a consent, waiver, amendment or other vote under the Transaction Documents such Commitment shall be deemed to be zero and the Borrower, the Equityholder, the Servicer, any Affiliate thereof or the Person with whom it has entered into such sub-participation, other agreement or arrangement, as applicable, shall be deemed not to be a Lender for the purposes of clauses (A) and (B) above (unless, in the case of a Person that is not the Borrower, the Equityholder, the Servicer or any Affiliate thereof, it is a Lender by virtue otherwise than by beneficially owning the relevant Commitment).

No party to this Agreement shall allow any interest in this Agreement, any Note or any participating interest therein to become (i) traded on an established securities market (as defined in Treasury Regulations Section 1.7704-1(b)) or (ii) readily tradable on a secondary market or the substantial equivalent thereof (as defined in Treasury Regulations Section 1.7704-1(c)), and no Person shall transfer, assign or participate any interest in this Agreement, any Note or any participating interest therein in any such established securities market or any such secondary market or the substantial equivalent thereof.

Section 15.5         Participations; Pledge.

(a)     At any time and from time to time, each Lender may, in accordance with Applicable Law, at any time grant participations in all or a portion of its Note and/or its interest in the Loans and other payments due to it under this Agreement to any Person (each, a “Participant”); provided that, so long as no Event of Default has occurred and is continuing, the prior written consent of the Borrower shall be required for any proposed participation granted to a Disqualified Institution. Each Lender hereby acknowledges and agrees that (A) any such participation will not alter or affect such Lender’s direct obligations hereunder, and (B) none of the Borrower, the Servicer, the Agent, any Lender Agent, any Lender, the Collateral Agent nor the Collateral Administrator shall have any obligation to have any communication or relationship with any Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Section 4.3 and Section 5 .1 (subject to the requirements and limitations therein, including the requirements under Section 4.3(f) (it being understood that the documentation required under Section 4.3(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to this Article XV; provided that such Participant (A) agrees to be subject to the provisions of Section 17.17 as if it were an assignee under this Article XV; and (B) shall not be entitled to receive any greater payment under Section 4.3 or Section 5.1, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent that such entitlement to receive a greater payment results from a change in any Applicable Law that occurs after the Participant acquired the applicable participation; provided, that with respect to any greater payment under final) at any time held and other indebtedness at any time owing by it to or for the credit or the account of the Borrower to the amounts owed by the Borrower under this Agreement, to the Agent, the Collateral Agent, the Document Custodian, the Collateral Administrator, the Securities Intermediary, any Lender Agent, any Affected Person, any Indemnitee or any Lender or their respective successors and assigns.

Section 17.2         Amendments; Waivers; Permanent Discontinuance of SOFR and other Benchmarks; Benchmark Exculpation.

(a)    This Agreement may not be amended, supplemented or modified nor may any provision hereof be waived except in accordance with the provisions of this Section 17.2. The Borrower ~~and~~, the Agent and the Required Lenders may, upon written notice to the Servicer, each Lender Agent and the Collateral Agent, from time to time enter into written amendments, supplements, waivers or modifications hereto for the purpose of adding any provisions to this Agreement or changing in any manner the rights of any party hereto or waiving, on such terms and conditions as may be specified in such instrument, any of the requirements of this Agreement; provided that, no such amendment, supplement, waiver or modification shall (i) amend, modify or waive any provision adversely affecting the Collateral Agent, the Collateral Administrator or the Document Custodian, in each case without the prior written consent of the Collateral Agent, the Collateral Administrator or the Document Custodian, as applicable, (ii) amend, modify or waive any provision adversely affecting the obligations or duties of the Agent, in each case without the prior written consent of the Agent, (iii) constitute a Fundamental Amendment without the prior written consent of each ~~affected~~ Lender (including any Defaulting Lender but solely to the extent that the consent of any such Defaulting Lender is required pursuant to Section 17.2(h) below), (iv) waive any Event of Default or Servicer Event of Default without the prior written consent of the Required Lenders or, (v) materially affect the rights or duties of the Servicer unless the Servicer has consented thereto or (vi) materially and directly affect the obligations of solely the Swingline Lender under this Agreement or any other Transaction Document unless in writing and signed by the Swingline Lender.

(b)         Notwithstanding anything to the contrary herein or in any other Transaction Document (and any Swap Contract shall be deemed not to be a “Transaction Document” for purposes of this Section 17.2), if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the applicable Reference Time in respect ~~of any setting of Term SOFR~~, then:

(x)       if a Benchmark Replacement is determined in accordance with clause (a)(1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document, and

(y)      if a Benchmark Replacement is determined in accordance with clause (a)(2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark

(f)         Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a conversion of an ABR Loan to a Term SOFR Loan and, failing that, the Borrower will be deemed to have revoked any request for a conversion of a Loan based on such Benchmark. Furthermore, if any Loan based on such Benchmark is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, then until such time as a Benchmark Replacement is implemented pursuant to this Section 17.2, such Term SOFR Loan shall on and from such day be converted by the Agent to, and shall constitute an ABR Loan.

(g)         The interest rate on a Loan may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 17.2(b) provides a mechanism for determining an alternative rate of interest. The Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

(h)        Notwithstanding anything herein to the contrary, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent that by its terms requires the consent of all the Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended, or the maturity of any of its Loans may not be extended, the rate of interest on any of its Loans may not be reduced and the principal amount of any of its Loans may not be forgiven, in each case, without the consent of such Defaulting Lender and (y) any amendment, waiver or consent requiring the consent of all the Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than the other affected Lenders shall require the consent of such Defaulting Lender.

(i)          Canadian Benchmark Replacement Setting. Notwithstanding anything to the contrary herein or in any other Transaction Document:

(i)        Replacing Future Canadian Benchmarks. If the then-current Benchmark shall cease to exist with respect to the Canadian Benchmark, the Canadian Benchmark Replacement will replace the then-current Canadian Benchmark for all purposes hereunder and under any Transaction Document in respect of any Canadian Benchmark setting at or after 5:00 p.m. (Toronto time) on the fifth (5th) CAD Business Day after the date notice of such Canadian Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document so long as the Agent has not received, by such time, written notice of objection to such Canadian Benchmark Replacement from Lenders comprising the Required Lenders. At any time that the administrator of the then-current Canadian Benchmark has permanently or indefinitely ceased to provide such Canadian Benchmark or such Canadian Benchmark has been announced by the administrator or the regulatory supervisor for the administrator of such Canadian Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Canadian Benchmark is intended to measure and that representativeness will not be restored, the Borrower may revoke any request for a borrowing of, conversion to or continuation of Loans to be made, converted or continued that would bear interest by reference to such Canadian Benchmark until the Borrower’s receipt of notice from the Agent that a Canadian Benchmark Replacement has replaced such Canadian Benchmark, and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Loans based on the Alternate Base Rate.

(ii)                Canadian Benchmark Replacement Conforming Changes. In connection with the implementation and administration of a Canadian Benchmark Replacement, the Agent will have the right to make Canadian Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Canadian Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(iii)                Notices; Standards for Decisions and Determinations. The Agent will promptly notify the Borrower, the Lenders and the Collateral Agent of (i) the implementation of any Canadian Benchmark Replacement and (ii) the effectiveness of any Canadian Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section.

(iv)              Unavailability of Tenor of Benchmark. At any time (including in connection with the implementation of a Canadian Benchmark Replacement), if the then-current Canadian Benchmark is a term rate, then (i) the Agent may remove any tenor of such Canadian Benchmark that is unavailable or non-representative for Canadian Benchmark (including Canadian Benchmark Replacement) settings and (ii) the Agent may reinstate any such previously removed tenor for Canadian Benchmark (including Canadian Benchmark Replacement) settings.

Section 17.3         Reserved.

Section 17.4         Notices, Etc.

All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing and shall be personally delivered or sent by certified mail, postage prepaid, or by email, to the intended party at the address or email address of such party set forth under its name on Annex A or at such other address or email address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, (a) if personally delivered, when received, (b) if sent by certified mail, three Business Days after having been deposited in the mail, postage prepaid, (c) if sent by overnight courier, one Business Day after having been given to such courier, and (d) if transmitted by electronic means, except that notices and communications pursuant to Section 2.2, shall not be effective until received.

The Collateral Agent (in each of its capacities) and the Collateral Administrator shall be entitled to accept and act upon instructions or directions pursuant to this Agreement (including any Borrower Order) or any document executed in connection herewith sent by unsecured email or other similar unsecured electronic methods, in each case, of an executed instruction or direction (which may be in the form of a .pdf file); provided, however, that the Collateral Agent and the Collateral Administrator shall have received an incumbency certificate listing such person as a person designated to provide such instructions or directions, which incumbency certificate may be amended whenever a person is added or deleted from the listing. If such person elects to give the Collateral Agent or the Collateral Administrator email (or instructions by a similar electronic method) and the Collateral Agent or the Collateral Administrator in its discretion elects to act upon such instructions, the Collateral Agent or the Collateral Administrator’s, as applicable, reasonable understanding of such instructions shall be deemed controlling. Neither Collateral Agent nor the Collateral Administrator shall be liable for any losses, costs or expenses arising directly or indirectly from their reliance upon and compliance with such instructions notwithstanding such instructions conflicting with or being inconsistent with a subsequent written instruction. Any person providing such instructions or directions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Collateral Agent or the Collateral Administrator, including without limitation the risk of the either of them acting on unauthorized instructions, and the risk of interception and misuse by third parties and acknowledges and agrees that there may be more secure methods of transmitting such instructions than the method(s) selected by it and agrees that the security procedures (if any) to be followed in connection with its transmission of such instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.

Section 17.5         Costs and Expenses.

APPENDIX B